DATED 17 DECEMBER 2004


                                   THE SELLERS

                                       and

                          MEASUREMENT SPECIALITIES, INC

                                       and

                                    ENTRAN SA


                            SHARE PURCHASE AGREEMENT


-----------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT

BETWEEN

JEAN-FRANCOIS ALLIER, born on 31 January 1953 in Paris (75), domiciled 10, avenue Pierre de Coubertin - 31520 Ramonville Saint Agne

DANIEL ALLIER, born on 16 November 1927 in Provins (77), domiciled 63, rue de Crequi - 69006 Lyon

GENEVIEVE ALLIER, born on 15 November 1954 in Sainte-Collombe (69), domiciled 10, avenue Pierre de Coubertin - 31520 Ramonville Saint Agne

SERGE ALLIER, born on 18 February 1924 in Provins (77), domiciled 11, place de la Porte Champerret - 75017 Paris

THIERRY ALLIER, born on 20 January 1951 in Paris (75), domiciled 7, rue du Bon Pasteur - 67000 Strasbourg

PIERRE ALLIER, born on 11 March 1958 in Suresnes (92), domiciled 41, rue de l'Autan Noir - 31240 Union

EMMANUEL ALLIER, born on 30 March 1970 in Saint-Collombe (69), domiciled 63, avenue Ledru-Rollin - 75012 Paris

GENEVIEVE  DRILLON-ALLIER,  domiciled  11,  place de la Porte Champerret - 75017
Paris

JACQUES  MASSELIN,  domiciled  4,  place  Gambetta  -  78000  Versailles

BRIGITTE  MASSELIN,  domiciled  4,  place  Gambetta  -  78000  Versailles

MARIE-ANNE  DENOYELLE,  domiciled  50,  rue  Rambuteau  -  75003  Paris

LIONEL ALLIER, domiciled 10, avenue Pierre de Coubertin - 31520 Ramonville Saint-Agne

GUILLAUME  ALLIER,  domiciled  6,  rue  Hyppolite  Muller  -  38000  Grenoble

(referred  to  collectively  as  the  "ALLIER  SELLERS")

JEAN  DESARNAUD,  domiciled  4,  rue  Hoche  -  92170  Vanves

ALAIN  PACQUEMENT,  domiciled  79,  rue  de  Montaigu  -  78240  Chambourcy

BRUNO  PATISSIER,  domiciled  32,  chemin de Caminas - 31270 Villeneuve-Tolosane

JACQUES  BLONDEAU,  domiciled  7,  rue  du  Mont-Vallier  -  31320  Pechbusque

CECILE  BLONDEAU,  domiciled  55,  quai  de  Grenelle  -  75015  Paris


-----------------------------------------------------------------------------

ALAIN  SEUBE,  domiciled  46,  rue  des  Saules  -  31830  Plaisance  du  Touch

PAUL  MANIGOT,  domiciled  3,  avenue  Kleber  -  94130  Nogent-sur-Marne

ROBERT  ASCHIERI,  domiciled  15,  rue  Croix-Baragnon  -  31000  Toulouse

MONIQUE  ASCHIERI,  domiciled  15,  rue  Croix-Baragnon  -  31000  Toulouse

LAURENT  BERTHEZENE,  domiciled  2,  place  de l'Hotel de Ville - 31270 Frouzins

JEAN-FRANCOIS  DELRIEU,  domiciled  Route  de  Launac  -  31330  Grenade

ROMUALD  GALLORINI,  domiciled  9,  rue  Charles  Baudelaire  - 31270 Villeneuve
Tolosane

JOSIANE  FULOP,  domiciled  4,  impasse  Marcel  Pagnol  -  31270  Cugnaux

KARIM  BEN  DHIA,  domiciled  25,  allee  de  l'Oisans  -  31770  Colomiers

MICHEL  MAITRET,  domiciled  3,  place  du  8  mai  1945  -  31270  Cugnaux

(referred  to  collectively  as  the  "INDIVIDUAL  SELLERS")

with each Allier Seller and each Individual Seller acting jointly and severally with the other Allier Sellers and the other Individual Sellers,

FCPR BANEXI VENTURES 2, Fonds Commun de Placement a Risques, duly represented by its management company, BANEXI VENTURES PARTNERS, societe anonyme with a share capital of 401,960 Euro, whose registered office is located at 32 bd Haussmann - Paris 75009 registered at the Trade and Companies Registry of Paris under company number B 424 367 035, represented by Mr Philippe Mere, duly authorised member of the Directoire ("BANEXI"),

SUD OUEST CAPITAL RISQUE INNOVATION, societe par actions simplifiee with a share capital of 9,000,000 Euro, whose registered office is located at 18, place Dupuy, 31000 Toulouse, registered at the Trade and Companies Registry of Toulouse under company number B 430 122 218, duly represented by Philippe Mere, pursuant to a power of attorney signed by Mr Renaud du Lac, President of the Directoire of SOCRI ("SOCRI"),

L'INSTITUT REGIONAL DE DEVELOPPEMENT INDUSTRIEL DE MIDI-PYRENEES, known as IRDI, a societe anonyme with a share capital of 38,954,000 Euro with its registered office located at 18, place Dupuy, 31000 Toulouse, registered at the Trade and Companies Registry of Toulouse under company number 312 969 297, duly represented by Philippe Mere pursuant to a power of attorney signed by Mr Renaud du Lac, Directeur General delegue ("IRDI"),

(Banexi,  SOCRI  and  IRDI  being  referred to collectively as the "INVESTORS"),

                                                                On the one hand,


-----------------------------------------------------------------------------

AND

MEASUREMENT SPECIALITIES, INC, a corporation registered under the laws of the state of New Jersey, USA and whose registered office is located at 10 Washington Ave, Fairfield, NJ 07004-3877, USA, duly represented by Mr Frank Guidone, Chief Executive Officer, ("MSI"), and

ENTRAN SA, a French societe anonyme registered in France under number 311 711 808 RCS Versailles, and whose registered office is located at 26, rue des Dames 78430 Les Clayes sous Bois, France, duly represented by Mr Frank Guidone, empowered for the purpose hereof by a decision of the board of directors of 15 December 2004, ("ENTRAN"),

(MSI and Entran being referred to collectively as the "BUYERS"),

with  MSI  acting  jointly  and  severally  with  Entran,

                                                              On the other hand,

          Each of the Sellers and the Buyers are referred to individually as a "PARTY" and collectively as the "PARTIES".


-----------------------------------------------------------------------------

                                TABLE OF CONTENTS

Clause                                                                      page
Introduction                                                                   5

1                 Definitions                                                  6

2                 Sale and Purchase of the Shares                             14

3                 Consideration                                               14

4                 Warranties                                                  18

5                 Closing                                                     41

6                 Conditions Precedent                                        41

7                 Payment                                                     43

8                 Indemnifications                                            43

9                 Indemnification of litigation                               52

10                Right of Termination                                        53

11                Confidentiality                                             53

12                Applicable Law/Arbitration                                  54

13                Miscellaneous                                               54

14                Notices                                                     58

15                Number of Copies                                            60


-----------------------------------------------------------------------------

INTRODUCTION

(A) The Sellers own 10,870,000 Shares representing 100% of the issued share capital of Humirel, a French societe anonyme incorporated under the laws of France, having its registered office at 105, avenue du General Eisenhower, Toulouse, with a share capital of 1,956,600 Euro divided into 10,870,000 shares of 0.18 Euro each, registered with the Registry of Commerce of Toulouse under n 418 929 725 (the "COMPANY"). The allocation of the Shares among the Sellers is detailed in Schedule (A).

(B) The Buyers have carried out a legal, limited financial, commercial and technical due diligence on the Company based on documents made available to them by the Sellers and the Company and have gone through a questions and answers process with Mr. Jean-Francois Allier.

(C) The Sellers wish to sell and the Buyers wish to buy the Shares on the Closing subject to and in accordance with the terms and conditions of this Agreement.

NOW  THEREFORE  THE  PARTIES  HAVE  AGREED  AS  FOLLOWS

     1    DEFINITIONS

          1.1 In addition to the terms elsewhere defined herein, the following expressions shall have the following meanings in this Agreement unless the context otherwise requires:

               "ACCOUNTS" means the audited balance sheet, the profit and loss account and annexes of the Company for the year ending on 31 December 2003 (a copy of which is attached to the Disclosure Letter);

               "AFFILIATE" means, with respect to any body corporate, any other body corporate, directly or indirectly, controlling, controlled by or under common control with, such body corporate, with "control" for such purpose meaning control as defined under Article L.233-3 of the French Code de Commerce or the control resulting from the possession, directly or indirectly, of the power to either (a) exercise a majority of the voting rights exercisable at general meetings of a body corporate, or (b) appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of a body corporate;

               "AGENT" means Mr. Jean-Francois Allier;

               "AGREEMENT" means this share purchase agreement;

               "AGREED FORM" means, in relation to any document, the form of that document which has been initialled for the purpose of identification by the Sellers and the Buyers or their respective legal advisors and which forms an exhibit to this Agreement;

               "ALLIER AND INDIVIDUAL SELLERS' ACCOUNT" means the accounts opened in the books of UBS Wealth Management in the name of Mr [or] Mrs Jean-Francois Allier, bank code 30758, desk code 00010, account


-----------------------------------------------------------------------------
               number  51036240001,  rib  key  77,  IBAN
               FR7630758000105103624000177;

               "ANCILLARY AGREEMENTS" means the settlement agreement signed between Mr Desarnaud, SPSI, UPSI and the Company on 17 December 2004, the shareholders agreement (pacte d'associ s) attached in exhibit to the settlement agreement and the contrat de cession de brevets internationale et de concession de licence signed between UPSI and the Company on 17 December 2004;

               "ARTICLES " means the articles of association ("statuts") of the Company dated 30 July 2004;

               "ASSETS" means all of the tangible and intangible assets of the Company, of whatever description, whether or not disclosed in the Accounts, and all additions, accessions and substitutions made for full consideration in the Ordinary Course of Business prior to the Closing Date;

               "BALANCE SHEET DATE" means 30 June 2004;

               "BANEXI ACCOUNT" means the account opened in the books of BNP Paribas Securities Services (PARBFRPPXXX), bank code 41 329, desk code 00001, account number 0000 744 533 B 41, account holder Banexi Ventures 2;

               "BANK" means UBS Wealth Management located at 69 bd Haussmann 75008 Paris;

               "BANK  GUARANTEE"  means  the  bank  guarantee  in  the  Agreed
               Form;

               "BSPCES" means all of the founder warrants ("bons de souscription de parts de cr ateurs d'entreprise") issued or purported to have been issued by the Company at any time on or before the Closing Date;

               "BUSINESS" means the activities of design, manufacture and supply of electronic sensors and systems for the automotive, white goods and other industries to the extent that they are presently conducted or being developed by the Company on the date of this Agreement;

               "BUSINESS DAY" means any day (other than Saturday and Sunday) upon which banks are open for business in Paris and New York;

               "BUYERS' GROUP" means the Buyers and any direct or indirect Subsidiary of MSI;

               "BUYERS' WARRANTIES" means the warranties and representations contained in Clause 5;

               "CLOSING" means the closing of the purchase of the Shares in accordance with Clause 8.3;

               "CLOSING DATE" means the date on which Closing shall take place in accordance with Clause 8.3;

               "CLOSING PAYMENT" means the amount of 17,242,922.30 Euro ;


-----------------------------------------------------------------------------

               "COMMERCIAL LEASE" means a lease governed by the Decree of 30 September 1953 on commercial lease agreements (baux commerciaux) and relating to the property that is used by the Company as tenant;

               "COMPANY" has the meaning set out in the Introduction;

               "COMPANY'S BUDGET" means the Company's budget for year 2005 attached in Schedule 1;

               "COMPANY'S GROUP" means the Company and any of its direct or indirect Subsidiaries;

               "CONSIDERATION SHARES" means the 20,000 shares of common stock of MSI to be delivered by the Buyers to Messrs. Jean-Francois Allier, Bruno Patissier and Alain Seube on the Closing Date as part of the Closing Payment which for all purposes of this Agreement shall be treated as having an aggregate value of 357,595 Euro;

               "COST OF GOODS SOLD" means the sum of direct material costs, direct labour costs and manufacturing overheads (but excluding depreciation of manufacturing equipment) for a given financial period. Where any element of the Cost of Goods Sold is generated in US dollars, it will be converted into euros for the purpose of this Agreement on the basis of the following rate: 1 Euro = USD1.23;

               "DEBTS" means all debt of the Company existing at the Closing Date including but not limited to all bank financing, bonds (including but not limited to the Sofred Bonds), loans or repayable grants received from government Entities, accrued interest, prepayment penalties, Taxes and other similar indebtedness and including Equipment Leases, which, for the purpose of the Agreement, the Parties have agreed to definitively settle at an amount of 500,000 Euro;

               "DISCLOSURE LETTER" means the letter of the same date as this Agreement from the Sellers to the Buyers containing disclosures by the Sellers against the Sellers' Warranties;

               "DUE DATE" means the date falling on the second anniversary of the Closing Date;

               "EARN-OUT PAYMENT" has the meaning given to that term in Clause 3.3;

               "ENTITY" means a corporate, partnership, limited liability company, limited liability partnership, joint stock company or any other form of legal association in any jurisdiction whatsoever;

               "EQUIPMENT LEASES" means a financial lease (location financiere), a credit bail or any similar agreement under which an item or items of equipment is/are leased to the Company with an option to purchase at the end of the lease;

               "FINALLY DETERMINED" has the meaning given to that term in Clause 11.6;


-----------------------------------------------------------------------------

               "FINANCING AGREEMENTS" has the meaning set forth in Clause 4.3.8(iv);

               "FORFEITED REDUCTION" means the forfeit and definitive amount of 800,000 Euro;

               "GUARANTEE AMOUNT" means the following amount:

               Guarantee Amount = GERA x N2
                                  ---------
                                      N

               where

               GERA means the Guarantee and Retention Cumulated Amount;

               N2 is the number of shares in the Company held by the Sellers other than the Investors as at Closing Date;

               N is the total number of Shares.

               "GUARANTEE  AND  RETENTION  CUMULATED  AMOUNT"  means 2.85M Euro;

               "IMPORTANT AGREEMENTS" means all written agreements or contracts, with a customer, a supplier or sub-contractor, undertakings or arrangements which are in force at the date of this Agreement (whether conditional or unconditional) into which the Company has entered and which may fall within one of the following categories:

               (a) requiring payment in any yearly period by or to the Company in excess of 100,000 Euro;

               (b) entered into with a customer of the Company representing more than 5 per cent of that Company's annual turnover ("chiffre d'affaires annuel");

               (c) relating to profit-sharing or the payment of commissions, or which provide for a remuneration for year 2004 and year 2005 on the basis of profits or turnover ("chiffre d'affaires"), in either case in excess of 10,000 EURO;

               (d) commercial agency agreements or other agreements entered into with any person whose obligations under such contracts are to bring business to the Company in consideration of the payment by the Company of fees in excess of 10,000 EURO or the granting of a counterpart in another form to such person (or to any entity or individual connected therewith);

               (e) under whose terms the Company is bound to refrain from carrying out or to restrict certain of its activities, to refrain from soliciting any third party to carry out certain activities or to refrain from competing or to refrain from soliciting any customers, suppliers, employees, consultants or agents of any third party;

               (f) under which the Company has granted to any third party any exclusive right to use Intellectual Property or to receive the benefit of any research and development work or any


-----------------------------------------------------------------------------
                    exclusive right to sell products of the Company or purchase products for the Company in a specific region;

               (g) relating to the holding and/or transfer by the Company of capital shares or interest in any Entity or the control or administration thereof by or on behalf of the Company;

               (h) which have an indefinite term or a definite term of more than two years with the exclusion of financial lease agreements for individual tangible assets, insurance agreements, employment agreements and agreements which the Company may at any time terminate in full with a period of notice of less than 3 (three) months and without any compensation or penalty being owed by the Company to the other party or any third party as a result of such termination;

               (i) which have not been concluded in the Company's Ordinary Course of Business and with a total value of more than 10,000 Euro on an annual basis (all of which are listed in the Disclosure Letter);

               (j) research and development agreements which have not at the date of this Agreement, directly or indirectly, generated revenues of the Company in excess of the costs incurred by the Company thereunder;

               "INTELLECTUAL PROPERTY" means all patents (and applications therefore), envelopes Soleau, utility models (and applications therefore), trade and service marks, rights in designs, copyrights, moral rights, topography rights, rights in databases, trade secrets and Know How and other confidential information and all other similar proprietary rights which may subsist in any part of the world (whether registered or not) including the results of research and development programmes and Know How arising there from;

               "INTERIM ACCOUNTS" means the unaudited balance sheet and profit and loss account of the Company for the four months ending October, 31 2004;

               "KNOW HOW" means confidential industrial and commercial information and techniques in any form (including paper, electronically stored data, magnetic media, film and microfilm), including without limitation mechanical systems, mechanical processes, drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers;

               "LEGAL REQUIREMENT" means any applicable laws and regulations in France and any law, ordinance, rule, award, judgment, decision, whether foreign or domestic and whether national, local or EC.

               "LIABILITIES" means any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, Taxes, interest, penalties, fines, settlements, judgements and costs and expenses (including, without


-----------------------------------------------------------------------------
               limitation, legal fees and expenses, removal costs, remediation costs, closure and post-closure costs, fines and expenses of investigation and ongoing monitoring), present or future, known or unknown, fixed or contingent, and "LIABILITY" means any one of them;

               "LOSSES" has the meaning set forth in Clause 11.1;

               "LOVELLS" shall mean Lovells, 6 avenue Kleber, 75116 Paris, acting as legal advisor to Lovells Clients in connection with the transactions contemplated in this Agreement;

               "LOVELLS CLIENTS" shall mean Banexi Ventures II and Mr. Jean-Francois Allier;

               "LOVELLS  FEES"  shall  have  the  meaning  set  forth  in Clause
               16.11;

               "MATERIAL ADVERSE CHANGE" means any event or state of facts (including, without limitation, the occurrence of any natural catastrophe) that is or would, with the passage of time, be materially adverse to the Business, Assets, results of operations or financial condition of the Company, considered in aggregate and after taking into account any associated benefit ; provided that a Material Adverse Change shall not include any event or state of facts resulting from changes in the general economic conditions of the French, United States, Asian or world economy and not relating specifically to the Business or any change in the euro/dollar exchange rate, as the case may be;

               "ORDINARY COURSE OF BUSINESS" means any practice, policy, act, agreement, measure or decision, which is consistent with the normal conduct of the Business in accordance (where applicable) with past practices;

               "PERMITS" means permits, exemptions, approvals or authorisations required by or issued pursuant to any applicable rules under the laws of France or any other jurisdiction where the Company conducts business;

               "PURCHASE  PRICE"  means  the  aggregate  amount  of  the Closing
               Payment, the Guarantee and Retention Cumulated Amount, the Earn-Out Payment and the Relevant Interest;

               "PROPERTY"' has the meaning set forth in Clause 4.3.6.1;

               "RELEVANT INTEREST" means interest at a rate of 3% on an annual basis applied to the Earn-Out Payment (if any) as adjusted in accordance with Sub-Clause 3.3.3 accruing in the period starting on the date that the 2005 Accounts have been agreed between the Parties and ending on the Due Date;

               "RELEVANT DOMAIN NAME" means apitronics.com;

               "RELEVANT TRADEMARKS" means "APITRONICS" and "Humirel";


-----------------------------------------------------------------------------

               "SHAREHOLDERS' AGREEMENT" means the shareholders' agreement entered into between each of the Sellers and Wu-Hin Foon relating to the Company on 13 November 2001;

               "SCHEDULES" means the schedules annexed to this Agreement;

               "SCHEMES" has the meaning set forth in Clause 4.3.12;

               "SECURITY" includes for the purpose of this Agreement any "suret " "reelle" or "personnelle", "droit reel accessoire",
               "droit de retention", "reserve de propriete", "delegation", "subrogation", "fiducie", "cession fiduciaire" or "a titre de garantie" or any "mesure conservatoire" or "voie d'execution", or their equivalent in any jurisdiction other than France as well as agreement, option, pre-emption right, undertaking, offer or other real or personal right ("droit reel ou personnel") or other obligation which has the purpose or effect of restricting in any manner the ownership or the transferability of the relevant asset or right; provided, however, that liens or encumbrances arising in the Ordinary Course of Business in connection with transportation or delivery of goods shall not be considered to be "Security" for purposes of this Agreement;

               "SELLERS" mean the Allier Sellers, the Individual Sellers, the Investors as well as all Senior Employees having exercised their BSPCEs on or prior to the Closing Date;

               "SELLERS' WARRANTIES" means the warranties and representations contained in Clause 4;

               "SENIOR EMPLOYEES" means an employee of the Company holding BSPCEs as at date of this Agreement;

               "SHARES" means all the ordinary shares in the Company that represent in the aggregate 100% of the entire issued and allotted share capital of the Company as at Closing Date that are transferred by the Sellers to the Buyers pursuant to this Agreement;

               "SOFRED BONDS" means the 200,000 new bonds of 1.75 Euro each issued on 23 March 2004 by the Company in favour of SOFRED for a total amount of 350,000 Euro;

               "SPSI"  means  Societe  d'Applications  Electroniques  pour  la
               Physique, la Science et l'Industrie, a French societe anonyme having its registered office 951, rue Marcel Paul, ZI des Grands Godets, 94500 Champigny-sur-Marne identified under the number 785 219 825 RCS Cr teil;

               "SUBSIDIARY" means, with respect to any body corporate, any other body corporate, directly or indirectly, controlled by such body corporate, with "control" for such purpose meaning control as defined under Article L.233-3 of the French Code de Commerce or the control resulting from the possession, directly or indirectly, of the power to either (a) exercise a majority of the voting rights exercisable at general meetings of a body corporate, or (b) appoint or remove directors


-----------------------------------------------------------------------------
               having a majority of the voting rights exercisable at meetings of the board of directors of a body corporate;

               "TAXATION", "TAX" or "TAXES" means all forms of taxation, duties, impositions, levies, withholding taxes, contributions and charges of whatsoever nature payable in conformity with the legislation of all countries concerned including, without limitation, income tax, "parafiscalite", corporation tax, capital gains tax, value added tax, business licence tax, sales tax, customs laws and other import and export duties, excise duties, stamp duty, social security payments or other similar contributions and generally all taxes, duties, withholdings whatsoever on or in relation to income, profits, gains, sales, in connection with any of the foregoing for the benefit of the State or any other body or entity whether State-controlled or private, or local authority or government agency and all penalties, costs and interest relating thereto;

               "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

               "TERRITORY" means the regions and countries where the Business is conducted;

               "UPSI" means Unite de Production de Systemes Industriels, a French societe a responsabilite limitee having its registered office 951, rue Marcel Paul, ZI des Grands Godets, 94500 Champigny-sur-Marne, identified under the number 433 547 643 RCS Cr teil;

               "WARRANTY RETENTION PAYMENT" means the following amount(subject to reduction in accordance with Clause 11.6 but together with interest accruing thereon pursuant to Clause 3.6), to be paid by the Buyers to the Investors on the Due Date:

               Warranty Retention Payment = GERA x N1
                                            ---------
                                                N

               where

               GERA means the Guarantee and Retention Cumulated Amount;

               N1 is the number of shares in the Company held by the Investors as at Closing Date;

               N is the total number of Shares.

               "2004 ACCOUNTS" means the balance sheet, the profit and loss account and annexes of the Company for the six months ending on 30 June 2004 (a copy of which is attached to the Disclosure Letter);

               "2004 EBITDA" means the amount of the net income plus taxes, plus depreciation and amortisation plus interest recorded in the audited accounts of the Company for the year ending 31 December 2004;

               "2005 ACCOUNTS" means the balance sheet, the profit and loss account and annexes of the Company for the year ending on December 31,


-----------------------------------------------------------------------------

               2005  prepared  in  accordance  with  the  provisions  set out in
               Schedule 3;

               "2005 EBITDA" means the amount of the net income plus taxes, plus depreciation and amortisation plus interest recorded in the 2005 Accounts;

               "2005 GROSS MARGIN" means the 2005 Revenues less Cost of Goods Sold;

               "2005 REVENUES" means the total sales less total returns recorded in euros in the 2005 Accounts. Where 2005 Revenues are generated in US dollars, they will be converted into euros for the purpose of this Agreement on the basis of the following rate:
               1 Euro = USD1.23.

          1.2 Any reference to the laws of France shall be deemed, when it is to be interpreted in the context of a law or territory other than French, to include a reference to its equivalent in the relevant law or territory.

          1.3 Any statement, representation or warranty which is qualified by the expression "to the best of the knowledge of the Sellers" or "so far as the Sellers are aware" or any similar expression shall be deemed to refer to the knowledge of Jean-Fran ois Allier, Bruno Patissier and Alain Seube after making due and careful enquiry of the other Senior Employees.

          1.4 The schedules hereto (the "SCHEDULES") form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

     2    SALE  AND  PURCHASE  OF  THE  SHARES

          2.1 Subject to the satisfaction of the conditions precedent contained in Clause 8.1 of this Agreement, the Sellers shall sell and the Buyers in reliance upon, inter alia, the Warranties shall purchase the Shares, free from all Security and with the benefits of all rights attaching to them as at the Closing Date. The Shares shall be allocated between the Buyers as set forth in
               Schedule 3 attached hereto.

               The Buyers agree to purchase not only existing Shares on the date of this Agreement but also any Shares which may result from the exercise of BSPCEs on or prior to the Closing Date.

          2.2 Title and risk to the Shares shall pass to the Buyers at the Closing Date.

     3    CONSIDERATION

          3.1 In consideration for the sale of the Shares by the Sellers to the Buyers and for the obligations of the Sellers contained under this Agreement, the Buyers, jointly and severally, agree to pay to the Sellers:


-----------------------------------------------------------------------------

               3.1.1 the Closing Payment which shall be satisfied in cash and, in respect of Messrs. Jean-Francois Allier, Bruno Patissier and Alain Seube only also by allotment of Consideration Shares on Closing in accordance with
                         Schedule 4. The payment in cash shall be paid on Closing Date to Banexi by telegraphic transfer on Banexi Account, to the Allier Sellers and Individual Sellers by telegraphic transfer to the Allier and Individual Sellers' Account (to be allocated to each Allier Sellers and Individual Sellers by the Agent in proportion to the respective number of Shares sold by each of them at Closing) and to SOCRI and IRDI by two banker's drafts (cheques de banque), prorata the number of Shares sold by each of the related Sellers;

               3.1.2 the Guarantee Amount which shall be satisfied in cash on Closing, paid by telegraphic transfer to the Allier and Individual Sellers' Account on Closing Date and allocated by the Agent among the Allier Sellers and Individual Sellers in proportion to the respective number of Shares sold by each of them at Closing;

               3.1.3 the Earn-Out Payment together with the Relevant Interest which shall be satisfied in cash on the Due Date, and allocated among the Sellers in proportion to the respective number of Shares sold by each of them at Closing. The payment in cash shall be paid on Due Date to Banexi by telegraphic transfer on Banexi Account (or any other account notified by Banexi to MSI before the Due Date), to the Allier Sellers and Individual Sellers by telegraphic transfer to the Allier and Individual Sellers' Account (to be allocated to each Allier Sellers and Individual Sellers by the Agent in proportion to the respective number of Shares sold by each of them at Closing) and to SOCRI and IRDI by two banker's drafts (cheques de banque), prorata the number of Shares sold by each of the related Sellers; and

               3.1.4 the Warranty Retention Payment to the extent that the same is released to the Investors in accordance with Clause 3.6;

               3.1.5 if only (i) the conditions of payment of the Earn-Out Payment defined in Clauses 3.3 first paragraph,
                         3.3.1 and 3.3.2 have been satisfied and (ii) the Company has not acquired an aggregate holding of 100% of the shares in UPSI under articles 2.1 and 2.2 of the shareholders' agreement contained in the Ancillary Agreements, the Forfeited Reduction (which amount shall be reduced to the extent that the Earn-Out Payment (after making the adjustment set out in Sub-clause 3.3.3) is less than the amount of 800,000 Euro) within 15 days as from the expiry of the time period of 60 months defined in articles 2.1 and 2.2 of this shareholders' agreement. The Forfeited Reduction (subject to any reduction referred to


-----------------------------------------------------------------------------
                         immediately above) shall be allocated among the Sellers in proportion to the respective number of Shares sold by each of them at Closing and paid to Banexi by telegraphic transfer on Banexi Account (or any other account notified by Banexi to MSI before the Due Date), to the Allier Sellers and Individual Sellers by telegraphic transfer to the Allier and Individual Sellers' Account (to be allocated to each Allier Sellers and Individual Sellers by the Agent in proportion to the respective number of Shares sold by each of them at Closing) and to SOCRI and IRDI by two banker's drafts (cheques de banque), prorata the number of Shares sold by each of the related Sellers.

          3.2 The Parties agree that the Closing Payment shall be reduced by the Lovells Fees

          3.3 The Earn-Out Payment shall not exceed 6.0M Euro (and shall be adjusted to take into account the amount of the Debts pursuant to Sub-clause 3.3.3 and the Forfeited Reduction pursuant to Sub-clause 3.3.4), shall only be made if 2005 EBITDA exceeds 2004 EBITDA (each as finally determined in accordance with Schedule 3) and shall be calculated as follows:

               3.3.1     up  to  70% of the maximum Earn-Out Payment (i.e. 4.20M
                         Euro) shall be based on the level of 2005 Revenues. This part of the Earn-Out Payment shall start to accrue if the 2005 Revenues exceed 8.75M Euro and shall increase on a pro rata basis to 100% if 2005 Revenues reach 12.5 Euro. For the avoidance of doubt, there shall be no Earn-out Payment based on 2005 Revenues if the 2005 Revenues are equal to or less than 8.75M and the maximum Earn-Out Payment based on 2005 Revenues shall not exceed 4.20M Euro if 2005 Revenues are greater than 12.5M Euro;

               3.3.2     up  to  30% of the maximum Earn-Out Payment (i.e. 1.80M
                         Euro) shall be based on the level of 2005 Gross Margin. This part of the Earn-Out Payment shall start to accrue if the 2005 Gross Margin reaches 4.21M Euro and shall increase on a pro rata basis to 100% if 2005 Gross Margin reaches 6.02M Euro. For the avoidance of doubt, there shall be no Earn-Out Payment based on 2005 Gross Margin if the 2005 Gross Margin is equal to or less than 4.21M Euro and the maximum Earn-Out Payment based on 2005 Gross Margin shall not exceed 1.80M Euro if 2005 Gross Margin is greater than 6.02M Euro;

               3.3.3 the amount of the Debt shall be deducted from the Earn-Out Payment as calculated under Clauses 3.3.1 and 3.3.2 (but for the avoidance of doubt, no such deduction shall oblige the Sellers to pay any amount to the Buyer);

               3.3.4 the amount of the Forfeited Reduction shall then be deducted from the Earn-Out Payment as calculated under Clauses


-----------------------------------------------------------------------------

                         3.3.1 and 3.3.2 (but for the avoidance of doubt, no such deduction shall oblige the Sellers to pay any amount to the Buyer).

          3.4 The Purchase Price shall not exceed a maximum aggregate figure of 24.5M Euro.

          3.5 Any cash payment to be made by telegraphic transfer to the Individual Sellers' Account shall constitute a full and valid discharge to the Buyers for such cash payment and the Buyers shall not be concerned with the application of any such payment between all or any of the Allier Sellers and Individual Sellers.

          3.6 At Closing, the Sellers other than the Investors shall remit to the Buyers the Bank Guarantee covering an amount equal to the Guarantee Amount, in order to secure the indemnification obligations of the Sellers other than the Investors pursuant to Clauses 11 and 12 of this Agreement. The Bank Guarantee shall remain valid until the second anniversary of the Closing Date provided that if by that date there have been any Notified Claims which have not been Finally Determined, then the Bank Guarantee shall remain valid to the extent of any undrawn balance thereof in order to cover any such Notified Claims multiplied by the percentage of shareholding in the Company of the Sellers other than the Investors as at Closing Date and until such Notified Claims have been Finally Determined.

               The Warranty Retention Payment shall be retained by the Buyers at Closing, shall be subject to deductions in accordance with Clause 11.6 and shall bear interest at the rate of 3% per annum (accruing daily on the basis of a 360 day year). Such interest shall be payable by the Buyers to the Investors in proportion to the number of Shares sold by each of them at Closing quarterly in arrears with the first interest payment being made on March 31 2005 in respect of the period since the Closing Date and then on each successive June 30, September 30, and December 31 and March 31 until such time as the Warranty Retention Payment has been paid to the Investors in full or has been reduced to zero. On the second anniversary of the Closing Date any balance of the Warranty Retention Payment shall be paid to the Investors in proportion to the number of Shares sold by each of them at Closing provided that if by that date there have been any Notified Claims which have not been Finally Determined, then the Buyers shall retain a portion of the Warranty Retention Payment to cover the full amount of any Notified Claims multiplied by the percentage of shareholding in the Company of the Investors as at the Closing Date and shall only release such amount as and when such Notified Claims have been Finally Determined.

          3.7 All of the Consideration Shares issued to Jean-Francois Allier, Bruno Patissier and Alain Seube pursuant to this Agreement will bear a restrictive legend in substantially the following form:


-----------------------------------------------------------------------------

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES MAY ONLY BE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S (RULE 901 THROUGH 905 AND PRELIMINARY NOTES) UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT, PURSUANT TO RULE 144 UNDER THE ACT OR ANY OTHER
               AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

          3.8 MSI shall not register any transfer of the Consideration Shares by any of the Sellers unless such transfer is made in accordance with Regulation S ("REGULATION S") promulgated under the Securities Act of 1933 as amended (the "SECURITIES ACT"), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

     4    WARRANTIES  OF  THE  SELLERS

          The Sellers represent and warrant to the Buyers that each of the Sellers Warranties is true and accurate in all respects on the date of this Agreement, except where another date is expressly provided and shall be true and accurate on the Closing Date. If after the date of this Agreement and before the Closing Date, any event shall occur or matter shall arise which results or may result in any one or more of the Seller's Warranties being untrue or inaccurate on the Closing Date, the Sellers shall notify the Buyers in writing with sufficient detail to provide fair disclosure to the Buyers of the disclosed matter prior to the Closing Date, provided however that except as the Buyers may otherwise agree, such notice by the Sellers shall not relieve the Sellers of any liability under, or qualify, any of the Sellers' Warranties.

          4.1  INFORMATION

               The Sellers are not aware of any material inaccuracy or material omission in any information provided to or disclosed to the Buyers during the course of the due diligence investigation of the Company conducted by the Buyers and their advisers prior to the date of this Agreement.

          4.2  WARRANTIES  IN  RELATION  TO  THE  SELLERS

               4.2.1 The Sellers have the legal right and full power and authority to enter into and perform this Agreement; this Agreement will constitute a valid and binding obligation of Sellers.

               4.2.2 The execution and delivery of and the performance by Sellers of their obligations under this Agreement will not and is not likely to (i) result in a breach of any provision of the constitutional documents of Sellers, (ii) or result in the creation of any encumbrances and restrictions under any agreement, licence or other instruments to which any of the


-----------------------------------------------------------------------------

                         Sellers are a party or, (iii) result in a breach of any order, judgement or decree of any court, governmental agency or regulatory body to which one of the Sellers is a party or by which one of the Sellers is bound.

               4.2.3     Each Seller who has been allocated Consideration Shares
                         (a) understands that the Consideration Shares have not been, and will not be, registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon Regulation S, (b) until the date that is one year after that issuance agrees to resell or transfer such shares only in accordance with the provisions of Regulation S (Rule 901 through 905, and Preliminary Notes), pursuant to registration under the Securities Act, pursuant to Rule 144 under the Securities Act or any other available exemption from registration, (c) agrees not to engage in hedging transactions with regard to such shares unless in compliance with the Securities Act, and (d) certifies that he, she or it is not a US person, as defined in Rule 902(k) of the Securities Act, and is not acquiring shares for the account or benefit of any US person.

               4.2.4 Each Seller who has been allocated Consideration Shares understands that the Consideration Shares may not be resold or transferred unless they are registered under the Securities Act or pursuant to Regulation S or an available exemption from the requirement to be so registered.

          4.3  WARRANTIES  IN  RELATION  TO  THE  COMPANY

               4.3.1 Constitution, existence, authorities, capacity and conformity of the Company.

                         The copy of the Articles attached to the Disclosure Letter is true, complete and accurate.

                         The Company is incorporated and registered in accordance with the laws of France and is duly organised and validly existing under such laws with the full power and authority to enable it to own its assets and properties and carry on its Business as currently conducted. The Articles and other constitutional documents of the Company are in conformity with the laws and regulations in force.

                         The extract K-Bis and the declaration de non-faillite of the Company contains true and accurate information and is up-to-date.

                         The Company, (i) is able to meet its debts as they fall due and is not in default under any debt financing or declared to be in redressement judiciaire, liquidation judiciaire or any equivalent proceedings in any jurisdiction other than France, and no ad hoc administrator has been appointed; (ii) has not


-----------------------------------------------------------------------------
                         been granted a suspension provisoire des poursuites, nor is it the subject of reglement amiable or any equivalent relief in any jurisdiction other than France.

                         The accounting books, statutory registers, books and other corporate records of the Company required by applicable laws and regulations are (i) up-to-date,
                         (ii) have been kept by the Company, are in their possession and have been properly maintained, (iii) reflect all corporate action taken by the Company, and
                         (iv) contain information which is true and accurate and which has been recorded in accordance with applicable laws and regulations save in each of the above cases for minor irregularities. All legally required formalities, filings, registrations of documents (including those with the Registry of Commerce and Companies or equivalent) and legal publications are now current.

               4.3.2     WARRANTIES  RELATING  TO  THE  SHARES  OF  THE  COMPANY

               4.3.2.1 The Shares of the Company have been duly issued and fully paid up and may be freely transferred and are the only shares issued. The rights attached to each of the Shares of the Company are identical and free of any Security. The share capital of the Company is not subject to any repayment.

               4.3.2.2 Except as set forth in the Disclosure Letter, no contract or undertaking is in force regarding the issue or the allocation of Shares or granting to any person the right to purchase or to pre-empt all or part of the Shares of the Company. At the Closing Date, the Company has not issued, nor is bound to issue, securities giving rights, at any moment or on a given date, whether by conversion, exchange, repayment, presentation of coupon or by any other method, to the allocation of Shares which are or which will be issued for this purpose.

               4.3.2.3 The Sellers are, at the Closing, the sole and full holders of the Shares. No Security on the Shares is in existence and no person has made any claims to the Shares or with regard to any Security in relation to the Shares. No Shares of the Company are legally or beneficially owned by any person other than the Sellers. The Sellers have full power and capacity to transfer full title of their Shares free of any Securities on the date of this Agreement.

               4.3.2.4 The transfer of the Shares does not affect any of the rights or obligations of the Company and does not violate any law or regulation, judgment or other type of decisions that are applicable to the Company or any of the constitutive documents of the Company.

               4.3.2.5 The Company is not nor has it agreed to become a holder of any class of share or other capital of any Entity and the


-----------------------------------------------------------------------------

                         Company is not and has not agreed to become a member of any joint venture, partnership or consortium and is not and has not agreed to be a party to any profit sharing of any arrangement.

               4.3.3     WARRANTY  RELATING  TO  THE  ACTIVITIES  OF THE COMPANY

                         The Company has full power and capacity to carry on its activities. All permits, licences, authorisations, certificates and consents necessary for the Company to carry on its Business and to sell its services have been obtained, and have not been, and are not subject to any suspension, revocation, amendment or non-renewal (including as a result of the change of control of the Company).

                         The Company has carried out and is carrying on its Business materially in accordance with all applicable statutory requirements and its constitutional documents.

                         The Company has not made any illegal payment to any person in order to obtain or secure the continuation of the Business of the Company.

                         The Company is not under an obligation to any third party to refrain from competing with a third party or from engaging in any other activity.

               4.3.4     WARRANTIES  RELATING  TO  THE  ACCOUNTS  AND  THE  2004
                         ACCOUNTS

               4.3.4.1 The Accounts have been drawn up in accordance with the rules of the French Plan Comptable General so that they are sinceres et reguliers and give a true and fair view (donnent une image fidele) of the assets and liabilities, the financial situation and the results of the Company. The Accounts have been drawn up using the same principles and methods as those used during the last three financial years. The Company kept and maintained its books in accordance with the applicable laws at all times relevant to the preparation of the Accounts save for any minor irregularities.

                         The financial position and results shown by the Accounts have not to any material extent been affected by any non recurrent, extraordinary or exceptional items or by inconsistencies of accounting practice or by any other fact rendering such financial position and results unusual or misleading in any material respect.

               4.3.4.2 The 2004 Accounts have been drawn up in accordance with the rules of the French Plan Comptable General and fairly reflect the assets and liabilities, the financial situation and the results of the Company on the basis that they have been reviewed by the Company's accountants in accordance with the procedures described in the Disclosure Letter. The 2004


-----------------------------------------------------------------------------

                         Accounts have been drawn up using the same principles and methods as those used during the preceding three complete financial years. The Company has at all times relevant to the preparation of the 2004 Accounts kept and maintained its books in accordance with the applicable laws save for any minor irregularities.

                         The financial position and results shown by the 2004 Accounts have not to any material extent been affected by any non recurrent, extraordinary or exceptional items or by inconsistencies of accounting practice or by any other fact rendering such financial position and results unusual or misleading in any material respect.

               4.3.5     INTERIM  ACCOUNTS

                         The Interim Accounts (a true and complete copy of which is annexed to the Disclosure Letter) have been prepared on bases consistent with those adopted in the preparation of the 2004 Accounts and, having regard to the purpose for which they have been prepared (and acknowledging in particular that they have not been audited), represent in all material respects the assets and liabilities and state of affairs of the Company as at October 31, 2004 and do not materially overstate the profits of the Company in respect of the period to which they relate.

               4.3.6     ASSETS  OF  THE  COMPANY

                         The Assets included in the Accounts as well as any Asset acquired since the Balance Sheet Date, save for those disposed of since the Balance Sheet Date in the Ordinary Course of Business, are legally and beneficially owned by the Company and, other than disclosed in the Disclosure Letter or in the Ordinary Course of Business, free from any Security and not the subject of any agreement for lease, hire purchase, conditional purchase or sale on deferred terms save as disclosed in the Accounts and are in the possession and under the control of the Company. The Assets not owned by the Company but rented or used by the Company are effectively used pursuant to a valid title. The Assets comprise all the assets necessary to enable the Company to carry on the Business as presently conducted fully and effectively in the ordinary course. The Assets acquired or disposed of by the Company since the Balance Sheet Date have been so acquired or disposed of in the Ordinary Course of Business. Except as disclosed in the Disclosure Letter and for disposals in the Ordinary Course of Business or for financing purposes, on the Closing Date, the Company will be the full owner of the Assets disclosed in the Accounts. No Asset is the subject of any Security.


-----------------------------------------------------------------------------

                         The Assets are in good working order and have been regularly and properly maintained and are all capable and will remain capable of doing the work for which they were designed or acquired, fair wear and tear excepted.

                         The receivables stated in the Accounts shall be recoverable save as disclosed and provisioned for in the Accounts.

                         4.3.6.1   PROPERTIES  OF  THE  COMPANY

                                   There is no real property owned and/or used by the Company save for the leasehold property which is identified in the Disclosure Letter (the "PROPERTY"), and is used in the Ordinary Course of Business of the Company and for the purpose only of carrying out its usual activities and (i) is not subject to any proceedings, disputes, obligations, claims, demands, notices, process or other proceedings of any nature which may affect their continued and quiet use and/or any business carried thereon, (ii) is in a good state of maintenance and repair and are suitable for the purpose for which it is currently used, fair wear and tear excepted and (iii) comply with all applicable laws and regulations and building or technical standards in force and relevant to the use made of them by the Company.

                                   The Company is tenant of the Property pursuant to a Commercial Lease which is listed in the Disclosure Letter.

                                   The Commercial Lease is valid, is fully and legally enforceable and is not subject to any conditions which have not been observed, and the Company is entitled to require performance until its expiry date.

                                   The use of Property occupied by virtue of the Commercial Lease conforms to the relevant applicable regulations.

                                   The  Company  has  fulfilled  all
                                   obligations, covenants, conditions or agreements arising from the Commercial Lease with the exception of minor and one-off breaches which would not result in a Material Adverse Change.

                                   The Company benefits from all the rights of tenure under the Commercial Lease and in particular, the right to renew the lease.

                                   No rents or fees payable in respect of the Property are in the process of being reviewed other than in accordance with the terms of the Commercial Lease and applicable legislation.


-----------------------------------------------------------------------------

                                   No notice to quit in respect of the Commercial Lease has been served on or by the Company and the sale of the Shares does not constitute a termination event or an event of default under the Commercial Lease.

                                   The Company has not sub-let or granted any other right of occupation over all or part of the Property over which it has the Commercial Lease without the landlord's consent or without compliance of the formalities provided for by the Commercial Lease.

                                   No alterations or other building works have been made to the Property demised under the Commercial Lease at the expense of the Company without all necessary consents and approvals having been requested and obtained and no restoration of the Property demised under the Commercial Lease will have to be made in respect of alterations or works carried out prior to the date of this Agreement when the Commercial Lease expires, even though the consents and approvals for any such restoration would have been obtained.

                                   The Company has no duty to carry out any alterations at its expense on the Property demised under the Commercial Lease.

                                   There  are  no  outstanding  legal
                                   proceedings, disputes, claims, terminations or refusals to renew affecting the Commercial Lease or capable of affecting the Commercial Lease because of or relating to an omission or non performance of the Sellers or the Company.

                                   No fact exists which could lead to the rescission of the Commercial Lease or to the refusal to renew the Commercial Lease without payment of compensation.

                         4.3.6.2   WARRANTIES  IN  RELATION  TO  ENVIRONMENT AND
                                   PERMITS

                                   The Company, so far as the Sellers are aware, is in compliance with the applicable environmental legislation and with the applicable provisions of the French environmental code. The Company operates no establishments which are subject to the legislation on classified installations; and there exists no environmental inspection, audit, study, review, test or analysis relating to the Property.

                                   The Company has never carried out any act, action or activity which could lead or have lead to environmental damage or damage to persons. The Property is not subject to any contamination


-----------------------------------------------------------------------------
                                   whatsoever. The Sellers represent and warrant that there is no asbestos in the Property, and that it has always complied with the provisions of the regulation applicable regarding asbestos.

                         4.3.6.3   QUIET  ENJOYMENT/MAINTENANCE/CONFORMITY

                                   The Assets of the Company, so far as the Sellers are aware, whether owned or rented, are used in the Ordinary Course of Business and are not subject to any procedure or action which may affect their continued and quiet use. The material movable Assets (including materials, vehicles, plant, equipment and stock) owned, rented or used by the Company are in a normal state of use, maintenance and repair and such Assets, comply with any material statutory, regulatory or contractual requirements or standards with their use by the Company. All authorisations and administrative permits necessary for the use of the Assets owned, rented or used by the Company have been validly obtained.

                         4.3.6.4   IT  AND  COMMUNICATIONS

                                   The IT and telecommunications systems and equipment used by the Company are adapted and satisfactory having regard to the Business.

                                   There are not and, in the last year prior to the date of this Agreement, there have been no failures in or breakdowns of any computer hardware or software or any other IT and telecommunication systems and equipment which have caused any material disruption or interruption in or to the Business. The Company has a disaster recovery plan that is usual to put in place for any French businesses that operate a type of activity that is similar in scope or risk to the Business.

                                   So far as the Sellers are aware, in the event that the persons providing maintenance or support services for IT and telecommunications cease or are unable to do so, the Company has all the necessary rights and information to continue to maintain or support the IT and telecommunication systems.

                         4.3.6.5   FONDS  DE  COMMERCE

                                   The  Company  is  not  party  to  any
                                   contract, such as a partnership or leasing contract, relating to the transfer of the whole or part of its fonds de commerce.

                         4.3.6.6   INTELLECTUAL  PROPERTY


-----------------------------------------------------------------------------

                                   Details (description and, if applicable, numbers and dates of filing, registration and renewal) relating to the patents and trademarks included in the Intellectual Property that are registered or for which registration is pending, and owned by the Company are shown in the Disclosure Letter.

                                   (i)  Ownership  etc.
                                        ---------------

                                        All  Intellectual  Property  (whether
                                        registered  or  not)  and  all  pending
                                        applications therefore which have been, are, or are being used in the Business are (a) fully owned (pleine propriete) by the Company or lawfully used with the consent of the owner under a licence;
                                        (b)  valid;  (c)  not being infringed or
                                        challenged by any third party; and (d) if owned by the Company, not subject to any Security or any licence in favour of another. Except as disclosed in the Disclosure Letter, the Company (i) has paid all renewal fees that are due in respect of Intellectual Property that is registered or the subject of applications for registration; (ii) operates policies relating to maintenance and protection of such Intellectual Property which is usual for any French businesses that operate a type of activity that is similar in scope or risk to the Business; and (iii) has not received notice of any claim in relation to such Intellectual Property.

                                   (ii) Processes  etc.
                                        ---------------

                                        So  far  as  the  Sellers  are  aware,
                                        the processes and materials used by the Company are not using, embodying or infringing any rights or interests of third parties in Intellectual Property (other than those belonging to or licensed to the Company and referred to in the Disclosure Letter) and no claims of infringement of any such rights or interests have been made by any third party.

                                  (iii) Licenses
                                        --------

                                        Except  as  set  forth  in  of  the
                                        Disclosure Letter, the licenses entered into by the Company relating to Intellectual Property (including all amendments, novations, supplements or replacements to those licenses and agreements) are in full force and effect, no notice having been given on either side to


-----------------------------------------------------------------------------
                                        terminate  them;  the  obligations  of
                                        all parties to such licenses have been complied with in accordance with their terms; no disputes have arisen, nor has the Company received a notification or complaint from a third party in relation to such licenses; and where it is usual practice for a French business with activities that are similar in scope or risk to the Business to register such licenses, they have been so registered.

                                   (iv) Know-How
                                        --------

                                        So  far  as  the  Sellers  are  aware,
                                        there has been and is no misuse of the Company's Know-How or processes by the Company and the Company has not made any disclosure of the Company's Know How or processes to any person other than to the Buyer, the Sellers (except for Jean Desarnaud other than to the extent disclosed in the Disclosure Letter), the Company's employees or other than in the Ordinary Course of Business subject to standard non-disclosure arrangements.

                         4.3.6.7   NO  ASSERTION  OF  MORAL  RIGHTS

                                   No moral rights have been asserted which would affect the use of any of the Intellectual Property in the Business.

                         4.3.6.8   PATENTS

                                   So far as the Sellers are aware, there are no patentable inventions owned by employees or shareholders or former shareholders of the Company (whether registered or not) used or intended to be used in the Business.

                         4.3.6.9   SUFFICIENCY  OF  INTELLECTUAL  PROPERTY

                                   The Intellectual Property shown in the Disclosure Letter, together with the Company's Know-How, comprises all the rights and interests used in the carrying on of the Business.

               4.3.7     SHAREHOLDINGS  AND  BRANCHES

                         Except as set forth in the Disclosure Letter, the Company (i) does not hold shares in any other company, partnership, GIE, GEIE or other entity or business, French or foreign, nor is it member of such entities (including de facto companies, or joint ventures) (ii) does not have a branch office, representative office or permanent establishment outside their


-----------------------------------------------------------------------------
                         jurisdiction of incorporation; and (iii) has not within the last three years entered into any agreement with a view to the acquisition of other shareholdings in other companies or entities, or with a view to setting up companies or new entities, or entered into any such agreement or negotiation more than three years prior to the Closing Date, as to which enforceable rights remain against the Company.

               4.3.8     WARRANTIES  IN  RELATION  TO  LIABILITIES

                         (i)  TOTAL  LIABILITIES

                              Except as disclosed in the Disclosure Letter, there are no Liabilities (including contingent Liabilities) of the Company outstanding on the date of this Agreement other than those reflected in the Interim Accounts or those incurred in the Ordinary Course of Business since October 31, 2004.

                         (ii) RESERVES

                              All reserves appearing in the Accounts, particularly the reserve legale (legal reserve) and, where this is relevant, reserve statutaire (statutory reserve), have been properly provided for.

                        (iii) SUBSIDIES,  SUPPORT

                              So far as the Sellers are aware, the sale of the Shares will not require the Company to repay any support, subsidy, grant or financial assistance provided by any governmental organization other than disclosed in the Disclosure Letter.

                         (iv) DEBTS  OF  THE  COMPANY

                              All debts of the Company to third parties, as reflected in the Accounts, have been properly paid on the relevant due date, and the Company is not liable as a result for any interest for late payment, penalty or indemnity. The same is true for debts due by the Company since the Balance Sheet Date.

                              The Disclosure Letter contains full details of all Debt outstanding as at the Closing Date.

                              All financing agreements entered into by the Company, and in force as at the Closing Date (including loan agreements, leasing agreements, overdrafts, and other banking facilities granted to the Company, as well as any loan or advance granted to the Company's employees, directors, or indirect shareholders) (collectively, the "FINANCING AGREEMENTS"), as well as any leasing or hire purchase agreement, guarantee, warranty or


-----------------------------------------------------------------------------
                              indemnity, undertaking or other "off-balance sheet" undertaking entered into on the date of this Agreement, are set out in the Disclosure
                              Letter. The Company has never been in material breach of the Financing Agreements such as would lead to an event of default and termination right of the other party. As at Closing Date, the Company will have no Financing Agreements with the Sellers.

                         (v)  FORMER  SHAREHOLDERS  AND  CONNECTED  PERSONS

                              Save as described in the Disclosure Letter in relation to employment agreements, the Sellers will not have as at Closing Date any claim or contractual right against the Company resulting from its relations with the Company up to the Closing Date.

               4.3.9     WARRANTIES IN RELATION TO THE MANAGEMENT OF THE COMPANY

                         (i)  RESOLUTIONS

                              Except as disclosed in the Disclosure Letter, all resolutions taken at the shareholders' meetings, by the boards of directors, by the Chairmen and Managers of the Company during the last three years, are valid, cannot be challenged, cancelled or voided and, where required, are duly reproduced in the legal books of the Company, as the case may be, up to the date of this Agreement.

                         (ii) PROXIES, DELEGATION OF POWERS AND SIGNATURES

                              There are no proxies, powers of attorney, delegations of power or signature granted by those able to represent the Company, or sign in its respective name, in force, as at the date hereof, other than as set out in the Disclosure Letter.

               4.3.10    CONTRACTS,  AGREEMENTS  AND ARRANGEMENTS OF THE COMPANY

                         All written contracts or agreements to which the Company is a party have been entered into in the Ordinary Course of Business.

                         There are no powers of attorney in force given by the Company and no person, other than any of the legal representatives, is entitled to authorise to bind or commit the Company to any obligation not in the Company's Ordinary Course of Business.

                         The  Disclosure  Letter lists all Important Agreements.


-----------------------------------------------------------------------------

                         All such Important Agreements are valid and binding and have been performed in accordance with their terms and conditions (save for minor and unrepeated breaches); the sale of the Shares will not prevent the performance of the Important Agreements, lead to their amendment or termination or give rise to any claim by or against the Company, require the completion of one or more formalities or the obtaining of an agreement or consent to allow the Important Agreements to remain in force on the same basis; do not contain any warranty obligations on the part of the Company in excess of 12 months; have been entered into on commercial arm's length terms (taking into account the importance of the customer or supplier to the Business); and none of the co-contractors to such Important Agreements may be able to claim economic dependence on the Company if that Important Agreement were to be terminated for any reason.

                         The sales representative agreement entered into between the Company and Lines On Sales Limited on 5 November 1999 has been inactive since its entry into force and there has been no claim by the agent for any indemnity or compensation thereunder.

                         So far as the Sellers are aware, none of the Important Agreement violates any legal or regulatory provisions, or any judicial or administrative decisions, save for minor violations that do not jeopardise the continuation of any of the Important Agreements

                         (i)  ARRANGEMENTS  WITH  CONNECTED  PERSONS

                              Save for those provided in this Agreement, no agreements, arrangements or commitments of any kind will exist as at Closing Date between the Company and any of the Sellers, its directors, managers or shareholders or former shareholders and any of their Affiliates including, but not limited to, agreements, arrangements or commitments under which the Company would be required to pay royalties, service fees or any other payments of any kind.

                         (ii) WARRANTIES  RELATING  TO  INSURANCE

                              The Disclosure Letter lists all material insurance policies that are taken out by the Company or in connection with the Business. All material assets owned, leased or used by the Company are insured under valid insurance policies and all premiums relating to such insurances have been duly paid on their due date. The Company has not received notice


-----------------------------------------------------------------------------
                              of cancellation of any such insurance policy nor have knowledge that any cancellation by the insurance company is likely to take place.

                              All such policies of insurance are in full force and effect and no claim is outstanding by the Company under any such policy of insurance.

                              The Disclosure Letter lists all claims in excess of 5,000 Euro made by the Company under any insurance policy during the fiscal years 2001, 2002 and 2003 and, so far as the Sellers are aware, no circumstances exist which are likely to give rise to a claim, involving a sum exceeding 5,000 Euro under such insurance policies. Such Disclosure Letter also contains specifications in respect of each such claim including the extent to which it has been accepted by the insurance company. In this respect, the Company has implemented all necessary formalities to be timely indemnified.

                        (iii) EFFECTS  OF THE EXECUTION AND PERFORMANCE OF THIS
                              AGREEMENT

                              The execution and performance of this Agreement by the Sellers shall, so far as the Sellers are aware, not in itself result in the following events:

                              (a) Any violation by the Sellers of any Legal Requirement, agreements, obligations (including contractual obligations) or legal or other decisions of the Company;

                              (b)  Any  extraordinary  termination  of  or
                                   significant modification to any Important Agreement of the Company;

                              (c) Any calls for early repayment of any loans or financing granted to the Company including the Financing Agreements;

                              (d)  Any  obligation  to  pay  a  bonus  or
                                   indemnity or other form of compensation, whether monetary or otherwise, to any of the employees or managers of the Company;

                              (e)  Any  extraordinary  modification,
                                   suspension or withdrawal of any Permits granted to the Company, or of any favourable tax or corporate regime in place as a result of an agreement of otherwise;

                              (f)  Payment  of any Taxes or fees by the Company;


-----------------------------------------------------------------------------

                              (g) Any entitlement for any party to be released from its obligations or to receive an indemnity under the terms of any guarantee, shareholder agreement, comfort letter or other similar document issued as a security or in support of any undertakings on the part of the Company; and

                              (h) Any registration or constitution of a Security on the Assets owned by the Company.

               4.3.11    WARRANTIES  RELATING  TO  EMPLOYEES  OF  THE  COMPANY

                         The Disclosure Letter lists the name of all persons employed by the Company as at the date of this Agreement.

                         Except as set forth in the Disclosure Letter, no amount is due to any current or previous employee of the Company, under the terms of his or her employment agreement, other than remuneration rights due but not yet payable, reimbursement of business expenses, or debts reflected in the Interim Accounts or due in the Ordinary Course of Business.

                         The Disclosure Letter lists all collective agreements that apply to the Company or its employees.

                         The Company has duly performed in all material respects its obligations with relation to any employee, collective agreement or other body representing employees. As at the Closing Date, the Company has never been required by law to constitute a works council.

                         The Disclosure Letter lists the total number of employees of the Company (as per the date of this Agreement), the average age of such employees, the seniority of the employees and the total amount of wages and labour costs for all employees. The
                         Disclosure Letter lists also all Senior Employees including the position, the age, the seniority, the gross salary and the total labour costs. The employment contracts of all those employees contain a standard confidentiality clause, a standard IP protection clause, and a restriction on employment with competitors which complies with the collective agreement applicable to the Business. There has been no notice of termination given to any Senior Employee.

                         The Disclosure Letter also lists all bodies representing employees, which by law or under any collective agreement, have the right to be informed or consulted on subjects which affect the Company or its employees.

                         No employee has given written notification to the Company of an intention to terminate his contract, nor has given formal notice to leave or is under notice of dismissal; no former


-----------------------------------------------------------------------------
                         employee of the Company has any priorite de reembauche as against the Company.

                         None of the Company's subcontractors or independent consultants, or employees of these subcontractors or independent consultants, have any right against the Company to claim that they must be categorised as actual employees of the Company as a result of their past relations with the Company.

                         The Company has satisfied all its obligations relating to labour and social security laws including those relating to (i) the use of temporary personnel,
                         (ii) employees' representation, (iii) the application of collective bargaining agreements and (iv) those to be carried out in view of the sale of the Shares.

                         The Company has entered into an agreement for the reduction of the working time to 35 hours, which has been provided to the Buyers and is set out in the Disclosure Letter and implemented such reduction in compliance with all applicable laws and regulations and the terms of such agreement.

                         The Company is not involved in any dispute with a salaried employee or in negotiation regarding the dismissal, suspension, disciplining or variation of the terms and conditions of employment of any present or former salaried employee and, so far as the Sellers are aware, there are no facts which might indicate that there may be any such dispute.

                         The Company has not experienced any general strikes, lockouts, union organisation attempts, slowdowns or work stoppages within the last three (3) years. Except as set forth in the Disclosure Letter, save for the legal obligations of the Company, those arising as a matter of law, those resulting from any applicable collective bargaining agreement and from usual salary increases:

                         (a) since the Balance Sheet Date, the Company has not made any proposal nor undertaken any obligation, to or in respect of its previous or current legal representatives (mandataires sociaux), Senior Employees or independent commercial agents relating to their remuneration, termination of services, retirement, sickness, death, disability or insurance;

                         (b) since the Balance Sheet Date, the Company has not incurred any liability arising from breach of an employment, agency or service agreement ("mandat social");


-----------------------------------------------------------------------------

                         (c) the Company has not adopted and does not intend to adopt a profit sharing scheme for its respective legal representatives or directors. Save as set out in the Disclosure Letter, the Company has not entered into any agreement to allow its employees to acquire any right whatsoever in the Shares of the Company.

                         Neither the execution of the Agreement nor the consummation of the transactions contemplated by the Agreement will entitle any officer or Senior Employee of the Company to severance pay, unemployment compensation or any other payment or benefit (including any incentive payment or bonus) from the Company.

               4.3.12    PENSIONS

                         The Disclosure Letter contains a complete and accurate list and summary of all material complementary existing pension and death benefit schemes of the Company (the "SCHEMES"). Except as set forth in the Disclosure Letter, the Company has complied with the Schemes and all the contributions due and payable by the Company under the Schemes and various employment benefits, and all future commitments undertaken by the Company in this respect have been duly paid or provided for in the Accounts.

                         With the exception of such Schemes, there are no other retirement, death or disability benefit Schemes for officers or employees of the Company nor is the Company under any obligation to or in respect of any former or present officers or employees of the Company with regard to such benefit Schemes pursuant to which the Company is or may become liable to make payments.

               4.3.13    WARRANTIES  IN  RELATION  TO  LITIGATION

                         (i)  Litigation

                              Save as disclosed in the Disclosure Letter, the Company is not engaged in any litigation, action or arbitration proceedings or any dispute (including investigations or public enquiries) and has not been served with any notice making it a party to a litigation, action, arbitration or other legal proceedings with the exception of debt collection by the Company in the Ordinary Course of Business and no litigation, arbitration or other legal proceedings are threatened in writing or, so far as the Sellers are aware, pending either by or against the Company and there are no facts known to the Sellers which might give rise to any such proceedings. In respect of the litigation described in the Disclosure Letter, the Company has made sufficient accounting provisions and/or benefits


-----------------------------------------------------------------------------
                              from insurance coverage as also described in the Disclosure Letter.

                         (ii) Investigations

                              So far as the Sellers are aware, the Company is not the subject of any investigation, inspection, inquiry, control or other procedure by any governmental authority (particularly the tax, customs, competition, fraud or health, social security and labour authorities) regarding its operations and activities.

               4.3.14    COMPLIANCE  WITH  LAWS

                         So far as the Sellers are aware, the Company is in compliance in all material respects with applicable laws, regulations and practices in France and abroad.

                         Neither the Company, nor any of its officers and employees, have committed in the course of their employment any act which may entail the criminal liability of the Company.

               4.3.15    TAXES  AND  CONTRIBUTIONS

                         Except as otherwise disclosed in the Disclosure Letter:

                         (a) The Company has filed all Tax Returns that it was required to file and has paid all Taxes the ultimate due date of which has expired on or before the due date for payment;

                         (b) The Company Tax Returns are not the object of any dispute with the French Tax authorities or other Tax authorities and the Company is not currently subject to an official Tax audit;

                         (c) The Company is not party to any contract, plan or agreement which the relevant Tax authorities generally consider to be an abuse of law, abnormal act of management or fraud or other artifice to avoid a Tax in any jurisdiction.

                         (d) The Company does not benefit from any particular tax regime, tax deferral, benefit or advantage that would be terminated, modified or otherwise challenged in connection with the transfer of the Shares.

               4.3.16    MANAGEMENT  OF  THE  COMPANY  SINCE  BALANCE SHEET DATE

                         From the Balance Sheet Date to the date hereof, the Company has been managed in the Ordinary Course of Business.

                         In particular, except as otherwise agreed between the Parties and save as set out in the Disclosure Letter, since the


-----------------------------------------------------------------------------

                         Balance Sheet Date to the date of this Agreement there has been:

                         (e) no Material Adverse Change to the situation of the Company ;

                         (f)  no  change  of  principle,  method  or
                              presentation in the accounts of the Company; all operations of the Company have been duly accounted for;

                         (g) the Company has neither terminated, nor done or omitted to do anything which would result in the termination of an Important Agreement; furthermore, no contract has been entered into, amended or terminated other than in the Ordinary Course of Business;

                         (h) no change has been made in the rate of the emoluments paid by the Company to any Senior Employee or employees or officers (mandataires sociaux) save as disclosed in the Disclosure Letter;

                         (i) all additions or purchase and disposal made by the Company to the tangible and intangible Assets that the Company owns or which the Company has a valid right to use in connection with the operation of its Business have been and are made in the Ordinary Course of Business;

                         (j) no alteration of the investment policy and no repayment or discharge of any obligation or liabilities to creditors or demand or collect payment of trade receivables other than in the Ordinary Course of Business;

                         (k) no Liability or debt to any third party other than those incurred in the Ordinary Course of Business;

                         (l) no decision from the Company or any of the Sellers likely to negatively affect the financial structure or the borrowing capacity of the Company;

                         (m) no new employment agreement, services agreement ("mandat social"), management agreement, consulting agreement or sub-contracting agreement other than in the Ordinary Course of Business;

                         (n) no transaction or settlement agreement with the Company's officers or Senior Employees or shareholders;

                         (o) no amendment of the articles of association other than as required by this Agreement;


-----------------------------------------------------------------------------

                         (p) no issuing granting , or agreement to issue, grant, any new shares, convertible bonds, options or warrants or any security convertible into or exchangeable for shares;

                         (q) no decision to distribute or to pay dividends and no distribution relating to the capital of the Company;

                         (r) no decision to invest or participate in another business or entity.

               4.3.17    CONCLUSIVE  NATURE  OF  INFORMATION  AND  WARRANTIES

                         The Sellers acknowledge that the Buyers relied upon the Warranties and indemnities given under this Agreement when determining and accepting the price of the Shares.

               4.3.18 WARRANTIES IN RELATION TO THE CONSULTING FEES RELATING TO THE CONCLUSION OF THIS AGREEMENT

                         The Sellers warrant that the consulting fees of external advisors of the Sellers in connection with the negotiation of this Agreement shall be exclusively borne by the Sellers and not by the Company

               4.3.19    HUMIREL  INC

                         The warranties contained in Sub-Clauses 4.1, 4.3.3, 4.3.7, 4.3.9 (ii), 4.3.10 first and second paragraphs,  4.3.10  (i),  4.3.12,  4.3.13  (i) & (ii),
                         4.3.14 and 4.3.16 shall apply also to Humirel, Inc as if references in those warranties to the "Company" were replaced by references to "Humirel, Inc" . The information set out in the Disclosure Letter relating to Hurmirel, Inc is true, complete and accurate.

                         Humirel, Inc has no employees or consultants other than Marco Mularoni, the remuneration and other benefits of whom are set out in the Disclosure Letter.

                         Humirel, Inc is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Arizona, with all necessary corporate power, authority and capacity to own the assets owned by it and to lease the assets leased by it, and to carry on the business in which it is currently engaged.

                         Humirel, Inc is not insolvent or unable to pay its debts as and when they fall due and not subject to Chapter 11 proceedings or any other analogous proceedings.

                         Save for an administrative services agreement entered into between the Company and Humirel, Inc on 12 November 1998 and for Mr. Mularoni's employment contract, Humirel, inc is not a party to any other agreements, arrangements or undertakings.


-----------------------------------------------------------------------------

     5    WARRANTIES  OF  THE  BUYERS

          The Buyers, jointly and severally, represent and warrant to the Sellers that each of the Buyers' Warranties is true and accurate in all respects on the date of this Agreement, except where another date is expressly provided.

          5.1 The Buyers have the legal right and full power and authority to enter into and perform this Agreement; this Agreement will constitute a valid and binding obligation of the Buyer.

          5.2 The execution and delivery of and the performance by the Buyers of their obligations under this Agreement will not and is not likely to (i) result in a breach of any provision of the constitutional documents of the Buyer, (ii) or result in the creation of any encumbrances and restrictions under any agreement, licence or other instruments or, (iii) result in a breach of any order, judgement or decree of any court, governmental agency or regulatory body to which either of the Buyers is a party or by which any of the Buyers is bound.

          5.3 The Consideration Shares being acquired by the Sellers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          5.4 No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority ("Governmental Authority") on the part of the Buyers is required in connection with the consummation of the transactions contemplated by this Agreement.

          5.5 The authorized capital of MSI consists of (i) 221,756 shares of Serial Preferred Stock, none of which are issued and outstanding; and (ii) 20,000,000 shares of common stock, no par value share (the "Common Stock"), 13,426,549 shares of which were issued and outstanding on October 29, 2004. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

     6    COVENANTS

               Each of the Sellers undertakes to procure that between the date of this Agreement and Closing the Company:

               6.1.1 shall carry on the Business as a going concern in the Ordinary Course of Business as carried on prior to the date of this Agreement, save in so far as agreed in writing by the Buyer; and


-----------------------------------------------------------------------------

               6.1.2 shall maintain in force all existing insurance policies in all material respects on the same terms and similar level of cover prevailing at the date of this Agreement for the benefit of the Company;

               6.1.3 without prejudice to the generality of Clauses 6.1.1 and 6.1.2, shall not without the prior written consent of MSI:

                         (i) acquire or agree to acquire any share, shares or other interest in any company, partnership or other venture;

                         (ii) create,  allot  or  issue any share capital of the
                              Company;

                        (iii) repay,  redeem  or repurchase any share capital of
                              the  Company;

                         (iv) declare,  make  or  pay  any  dividend  or  other
                              distribution  to  shareholders;

                         (v) take steps to procure payment by any debtor generally in advance of the date on which book and other debts are usually payable in accordance with the standard terms of business of the Company or (if different) the period extended to any particular debtor in which to make payment;

                         (vi) delay  making  payment  to  any  trade  creditors
                              generally beyond the date on which payment of the relevant trade debt should be paid in accordance with credit period authorised by the relevant creditors (or (if different) the period extended by creditors in which to make payment);

                        (vii) make  any  change  to  its accounting practices or
                              policies or amend its constitutional documents;

                       (viii) enter  into  any  Important  Agreement;

                         (ix) increase  the  remuneration  of  or  pay ex-gratia
                              bonuses to any of the employees of the Company other than in the Ordinary Course of Business.

     7    BUYER'S  UNDERTAKINGS

          The Buyers agree with the Sellers that the 2005 Accounts shall be prepared and agreed in accordance with Schedule 3 and that during the period from Closing until December 31, 2005:

          7.1 it will procure that the Company will not engage to any material extent in any business other than the Business;

          7.2 it will not cause any member of the Company's Group to enter into any contract outside the ordinary course of business, it being understood and agreed that guaranteeing the indebtedness of the Buyers and


-----------------------------------------------------------------------------
               providing collateral security for such guarantee to the extent permitted by law shall not be deemed outside the ordinary course of business ;

          7.3 it will develop and promote the Business as a separate operating entity and will support the same policies and practices as have been followed by the Company prior to the date of this Agreement insofar as the same are at the relevant time still reasonable and practicable in the prudent management of the affairs of the Company's Group; do not conflict with Sarbanes-Oxley legislation or other Legal Requirements nor with the accounting policies used from time to time by the Buyer's Group;

          7.4 it will not cause or permit the Company to cease carrying on its business or to sell all or any part of its business or to reduce the scale of its operations or materially alter its business or manner of operation save as required by law or the prudent management of the affairs of the Company's Group;

          7.5 it will procure that all trading or other transactions of whatever nature between the Company and the Buyers or any member of the Buyers' Group will be conducted on an arm's-length basis at fair market value;

          7.6 it will not cause or permit the diversion of any business from the Company which competes directly with the Business and which may be profitably undertaken by it;

          7.7 it will not remove Jean-Francois Allier from the office of president of the Company's board of directors other than in circumstances which would constitute faute lourde or faute grave if he were deemed to be an employee;

          7.8 the Buyers acknowledge that the Company is successfully growing the Business by a unique combination of anticipation, technology innovation, aggressive investment policy and fast decision-making processes. In this respect, it will not cause or require any substantial change in the Company's Budget and in particular will not reduce at any time the expenses, the capital expenditures, the hiring plan and in general the necessary resources that support its sales plan for 2005 for so long as the Company is reasonably considered to be on course to meet its sales' target for 2005;

          7.9 it will not take any step or set up any process which may negatively affect the rapidity of reaction of the Company vis- -vis its clients, potential clients, suppliers or potential suppliers other than to comply with Sarbanes-Oxley legislation, other Legal Requirements or consistently with the conduct of past affairs of the Company;

          7.10 it will not cause or require the Senior Employees to leave the Company other than for cause reelle et serieuse de licenciement;

          7.11 it will not alter the marketing, sales, customer service and technical support policies of the Company other than to comply with Sarbanes-Oxley legislation, other Legal Requirements or consistently with the conduct of past affairs of the Company;


-----------------------------------------------------------------------------

          7.12 it will not cause the Company to move from its offices located at 105, avenue du General Eisenhower, Toulouse until the expiry of a period of two years from the date of this Agreement;

          7.13 with a view to making available the benefits of Rule 144 of the Securities Act, until two years after the issuance of the Consideration Shares, MSI agrees to use its best efforts to make and keep adequate "current public information", as that term is defined in Rule 144(c) of the Securities Act, available at all times and to furnish to any holder of Consideration Shares forthwith upon request a written statement as to its compliance herewith.

     8    CONDITIONS  TO  CLOSING

          8.1 Closing of the sale and purchase of the Shares shall be conditional upon the following conditions being satisfied or waived by each of the parties hereto on or before 22 December 2004: (a) no Material Adverse Change having occurred between the date of this Agreement and the Closing Date and (b) the Buyers having unconditional financing to finance the transactions contemplated by this Agreement.

          8.2 The Buyers and the Sellers shall use their respective best endeavours to achieve satisfaction of the conditions set out in Clause 8.1.

          8.3 The Closing shall take place on the third Business Day following the date on which all of the conditions set out in Clause 8.1 are first satisfied or waived.

     9    CLOSING  CONDITIONS

          9.1 At the Closing, the Sellers shall deliver or cause to be delivered the following to the Buyers and/or their nominees:

               9.1.1 Evidence that all of the BSPCEs in existence at the Closing Date have been either cancelled or exercised in full and the Shares resulting from such exercise sold in their entirety by the Sellers to the Buyers pursuant to this Agreement.

               9.1.2 Letters of resignation from all of the directors (except for Jean-Francois Allier) in the Company with effect from the Closing Date containing an acknowledgement that their rights in their capacity as director are fully satisfied and that each of them have no claim or action in their capacity as director against the Company of any nature whatsoever and that each waives all rights and claims he or she may have against the Company in their capacity as director;

               9.1.3 Duly completed, executed and dated Cerfa declarations and share transfers ("ordre de mouvement") in respect of the Shares in favour of the Buyers;

               9.1.4 The written resignation of the auditors of the Company effective after they have finalised their audit of the accounts for the year ending March 31, 2006 incorporating an


-----------------------------------------------------------------------------
                         acknowledgment that they have no claim against the Company in respect of compensation for any account whatsoever including fees for services rendered;

               9.1.5 The share register of the Company as well as the shareholders' accounts certifying that all the Shares which are transferred pursuant to this Agreement are fully owned by the Sellers;

               9.1.6 One Bank Guarantee duly signed by the Bank covering amounts equal to the Guarantee Amount;

               9.1.7 Letters from each of the Sellers confirming the waiver of their pre-emption rights contained under the Shareholders Agreement or otherwise and containing an acknowledgment that as at Closing Date, their rights are fully satisfied and that each of them is not aware of any claim or action that he could have against the Company of any nature whatsoever and that each waives any rights and claims he or she may have against the Company (save in all cases for claims and actions that the Sellers may have against the Company as a result of this Agreement and any transaction provided in this Agreement or pursuant to his or her contract of employment with the Company);

               9.1.8 Evidence that the Ancillary Agreements (except the shareholders agreement) have been signed;

               9.1.9 A statement detailing in full the flow of funds necessary to pay the Closing Payment;

               9.1.10 An unconditional transfer of the Relevant Trademarks from Jean-Francois Allier to the Company (for a price equal five thousand euros (5,000 Euro) for the Humirel trademark and one euro (1 Euro) for the Apitronics trademark);

               9.1.11 An agreement whereby Jean-Fran ois Allier transfers his shares in Humirel Inc. to the Company for three hundred fifty euros (350 Euro);

               9.1.12 An unconditional transfer for one euro (1 Euro) of the Relevant Domain Name from Jean-Francois Allier to the Company;

               9.1.13    An  agreement  terminating the Shareholders' Agreement;

               9.1.14 An estimated balance sheet for the Company as at 30 November 2004 together with a schedule of Debts and cash or cash equivalent at the Closing Date (being provided that this may not affect the agreed amount of the Debts defined in Clause 1 of this Agreement).

          9.2 At the Closing, the Buyers shall deliver to Messrs. Jean-Fran ois Allier, Bruno Patissier and Alain Seube stock certificates in respect of their Consideration Shares


-----------------------------------------------------------------------------

     10   PAYMENT

          10.1 Against compliance by the Sellers with the provisions of Clause 9.1 above, the Buyers shall pay the Closing Payment to the Sellers, the Guarantee Amount to the Sellers other than the Investors.

          10.2 If the provisions of Clause 9.1 are not fully complied with by the Sellers, the Buyers shall be entitled to fix a new date for Closing (not being more than 15 Business Days after the Closing Date in which case the provisions of this Clause 10 shall apply to Closing so deferred) or effect Closing notwithstanding such non-compliance.

               If the provisions of Clause 9.1 are still not fully complied with by the Sellers at such new date fixed by the Buyer, the Buyers shall be entitled to elect to terminate this Agreement (in addition to and without prejudice to the right to claim for damages or specific performance) or to effect Closing notwithstanding such non-compliance.

          10.3 If the provisions of Clause 9.2 are not fully complied with by the Buyers, the Sellers shall be entitled to fix a new date for Closing (not being more than 15 Business Days after the Closing Date in which case the provisions of this Clause 10 shall apply to Closing so deferred) or effect Closing notwithstanding such non-compliance.

               If the provisions of Clause 9.2 are still not fully complied with by the Buyers at such new date fixed by the Sellers, the Sellers shall be entitled to elect to terminate this Agreement (in addition to and without prejudice to the right to claim for damages or specific performance) or to effect Closing notwithstanding such non-compliance.

     11   INDEMNIFICATIONS

          11.1 SELLERS'  WARRANTIES;  INDEMNIFICATION

               11.1.1 Subject to the limitations contained in this Clause 11.1.1, the Sellers shall indemnify and hold harmless the Buyers from and against any and all damage and losses (but excluding any indirect and not foreseeable damages and losses) (collectively, "LOSSES") incurred by either the Buyers or the Company that could result from:

                         (a) Any and all Taxes payable by the Company that relate to any period or transaction prior to the Closing Date by way of breach of the Sellers' Warranties including all reasonable costs and expenses incurred in relation to such Taxes payable by the Company;

                         (b) Any breach of the Sellers' Warranties and any and all actions, proceedings, demands, judgements, costs and expenses including but not limited to reasonable attorneys fees, incidental to such breach or non-fulfilment;


-----------------------------------------------------------------------------
                         provided, however, and notwithstanding anything else to the contrary contained in this Agreement (except for the provisions of Clause 11.8) or otherwise, that the Sellers shall not indemnify the Buyers for any Losses, in whole or in part, if and to the extent the fact, matter, event or circumstance giving rise to a claim was fairly disclosed in this Agreement or in the Disclosure Letter in a manner and in sufficient detail to provide reasonable and fair disclosure to the Buyers of the disclosed matter save that this proviso shall not limit, except and/or qualify the Sellers' liability under Sub-clause 11.1.2 or Clause 12.1.

                         For the avoidance of doubt, it is expressly provided that each event or matter disclosed in the Disclosure Letter, constitutes not only a disclosure for the warranty against which it is disclosed, but also a disclosure against each other Sellers' Warranty to which it relates provided that the disclosure is clearly linked to such other Sellers' Warranty.

               11.1.2    Tax  Indemnity

                         The Sellers undertake to indemnify the Buyers up to the full amount of any Losses of the Company and/or the Buyers resulting or arising from any Tax which would be borne by the Company or any Group Company and of any tax advantage (such as reduction, saving or recall of taxes or duties, including any future tax impact or deficits which may be carried forward, depreciations which may be known to have been postponed or other regulations allowing deferral or reprieve) which could be questioned or postponed, following any reassessment or other act carried out by the tax authority relating to the period on or prior to the Closing Date except to the extent that any such liabilities have been specifically provided for in the 2004 Accounts or in the Interim Accounts or to the extent that such liabilities relate to the activities of the Company in the Ordinary Course of Business since the Balance Sheet Date.

                         It being agreed that, in the case of an adjustment relating to the timing of Tax, such Losses shall be limited to the amount of interest and late payment penalties (if any) effectively paid by the Company or its Affiliates.

                         If tax losses carried forward available as at the Closing Date to the Company are successfully challenged by the Tax administration and hence no longer available ("LOST LOSSES"), the Sellers shall indemnify the Buyers for Tax effectively paid or to be paid by the Company which would otherwise have been offset by the Lost Losses. The Buyers' right to indemnification will arise only upon effective payment by the Company of Tax which would otherwise have been offset by the Lost Losses.


-----------------------------------------------------------------------------

                         In calculating the Losses payable pursuant to this Sub-Clause, the Losses shall be reduced to the extent that any Tax reserves or Tax provision recorded in the 2004 Accounts or in the Interim Accounts have become unjustified or have been released or written back on the date the payment for the indemnification is due.

                         Sub-clause 11.3(a) shall not apply to this Sub-clause 11.1.2.

          11.2 BUYER'S  WARRANTIES;  INDEMNIFICATION

               The Buyers, jointly and severally, shall indemnify and hold harmless the Sellers from and against any and all Losses reasonably incurred by the Sellers that could result from any breach of the Buyers' Warranties or non-fulfilment of any obligation on the part of Buyers under this Agreement and any and all actions, proceedings, demands, judgements, costs and expenses including but not limited to reasonable attorneys fees, incidental to such breach or non-fulfilment.

          11.3 Sellers' liability under the Sellers' Warranties shall be limited as follows:

               (a)  DE  MINIMIS;  DEDUCTIBLE

                    (i) Subject to Sub-clause 11.1.2, the Buyers shall not be entitled to make any claim pursuant to this Clause 11 unless the Loss (including Losses arising directly or substantively out of the same fact or facts) is greater than 10,000 Euro (ten thousand euros) per individual Loss.

                    (ii) Subject  to  Sub-clause  11.1.2,  the  Sellers  shall not be liable to pay all or part of Losses, pursuant to a Notified Claim, except to the extent that the amount of such Losses, together with the Losses resulting from previous Notified Claims shall be more than or equal to 100,000 Euro (one hundred thousand Euro) (the "DEDUCTIBLE").

                   (iii) When  the  Deductible  is reached or exceeded by Losses in respect of a Notified Claim, taking into account Losses arising by virtue of previous Notified Claims, then the Sellers shall be obliged to pay only the amount of such Losses together with all the Losses arising by virtue of any previous Notified Claim which exceeds the Deductible. From such date in respect of all other Losses resulting from future Notified Claims, the Sellers may no longer apply the procedure set out in Clause 11.3 (a) (ii) nor benefit from the imposition of the Deductible.


-----------------------------------------------------------------------------

               (b)  CEILING

                    The total cumulated amount of payments which the Sellers may be obliged to make to the Buyers in accordance with this Agreement shall not exceed an amount equal to the sum of the Guarantee and Retention Cumulated Amount and the Earn-Out Payment as finally determined in accordance with Clause 3.3 (the "CEILING"). except for any Losses relating to Tax and subject also to Clause 12

               (c)  CHANGE  OF  LEGAL  REQUIREMENTS

                    The Sellers shall not be liable for nor shall be obliged to pay all or part of any amounts under this Agreement in so far as such amounts result from a causatory fact or event which is:

                    - in relation to Taxes, the entry into effect of an amendment to the applicable rate or withholding, or a new Tax or law invoked after the date hereof even if this entry into effect is given a retroactive effect;

                    - the adoption of, or modification of, the Legal Requirements occurring after the date hereof even if this adoption or modification is given a retroactive effect;

                    - a change in the interpretation made by any relevant authority of any law or rule which was applied prior to the date hereof.

               (d)  COMPUTATION  OF  LOSSES

                    Losses for which the Buyers would be entitled to indemnification hereunder shall be determined net of:

                    (i) any indemnity (net of Taxes and the reasonable costs of recovering such amounts) which is effectively paid by a third party (including amounts paid or payable by insurers) in relation to such amounts payable to the Buyer. The Buyers shall undertake, and shall cause the Company to undertake, all commercially reasonable actions to collect any amount payable under an insurance policy. If any such amount related to a Loss is subsequently recovered by the Company or the Buyer, in whole or in part, from any third party after indemnification by the Sellers, the net amounts so recovered will be immediately reimbursed to the Sellers;

                    (ii) any  immediate  Tax  savings  or  future  Tax  savings resulting from increases of Tax losses carried forward and deferrals arising, directly or indirectly, from the Losses for the Company or its Affiliates; it being specified that, as stated in 11.1.2, in the case of an


-----------------------------------------------------------------------------
                         adjustment relating to the timing of Tax, such Losses shall be limited to the amount of interest and late payment penalties (if any) effectively paid by the Company or its Affiliates.

                   (iii) any  reserves  or  provision reflected in the Accounts, the 2004 Accounts or the Interim Accounts but only to the extent to which they specifically relate to the relevant Losses.

               (e)  MITIGATION

                    Notwithstanding anything to the contrary, Losses shall not include any damages to the extent they are proven to be directly attributable to a failure to mitigate damages after the Buyers became actually aware of the event or omissions which caused such damages provided always that the Sellers have complied promptly with their obligations under Clause
                    11.5.3. The Buyers undertake to the Sellers that it will at all times procure that the Company makes its best efforts to mitigate Losses on this basis.

               (f)  OTHER  LIMITS  ON  INDEMNITY

                    (i) The Sellers shall not be liable to make any payment in respect of any claim that arises in respect of any breach of the Sellers' Warranties unless and until any corresponding liability has been Finally Determined.

                    (ii) Notwithstanding  anything  in  this  Agreement  to  the contrary, the Sellers will not be obligated to indemnify the Buyers for any tax audit or claim made or brought by the Tax authorities which merely involves a simple transfer of Taxes from one year to another, except that any penalties or additions to Taxes paid as a result of such a transfer of Taxes from one year to another shall constitute a Loss.

                   (iii) The  Buyers  undertake  to  the Sellers that it will at all times until the date of the second anniversary of this Agreement procure that the Company maintains in full force and effect insurance cover in amounts which are not less than and in terms which are at least comparable to those subsisting on Closing except in respect of the level of the deductibles which shall be consistent with the deductibles applied to the insurance policies placed by the Buyer's Group.

               (h)  NO  DUPLICATION

                    The Parties agree that any liability for any indemnification for Losses pursuant to Clause 11 shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one


-----------------------------------------------------------------------------
                    representation, warranty covenant or agreement contained in this Agreement.

          11.4 DURATION

               In order validly to request the performance of this Agreement, the Buyers must provide a Notified Claim (as defined hereunder) to the Sellers:

               11.4.1 on or before the date that is 30 Business Days after the date following the expiration of the applicable statute of limitations, as far as questions relating to Tax, customs or regulation of employment or social security or environmental matters are concerned;

               11.4.2 on or before the tenth anniversary of the Closing Date for any Notified Claim relating to those Warranties set out in Sub-Clauses 4.2.1, 4.2.2 and 4.3.2.3; and

               11.4.3 on or before the second anniversary of the Closing Date for any other event or matter subject to Clause 11.1.

          11.5 INFORMATION  AND  CONDUCT  OF  CLAIMS  -  PARTIES

               11.5.1 The Buyers and the Sellers undertake fully to cooperate with each other relating to Notified Claims.

                         The Buyers shall provide written notice to the Sellers of any event that gives rise to a claim under this Agreement, which notice shall specify the grounds on which the claim is based (a "NOTIFIED CLAIM"). Subject to the Sellers complying promptly with their obligations under Clause 11.5.3, the notification shall be made in any event no more than (i) forty (40) Business Days following MSI's actual knowledge of the grounds of a Notified Claim or the actual receipt by MSI of a third party claim or (ii) ten (10) Business Days after the Company has received a notification of a Tax reassessment from a governmental authority. If none of the Buyers provide the written notice to the Sellers within the time limits set out in this Sub-Clause, the liability of the Sellers in respect of the claim shall not be extinguished but shall be reduced to the extent, if any, that it is increased as a result of the relevant notice being provided after that time.

                         The Buyers undertake, and shall cause the Company to undertake, to ensure that the Sellers are permitted to consult freely all relevant information or documents held by the Company in relation to a Notified Claim and which is reasonably necessary to ensure an understanding of the conditions and circumstances of the Notified Claim, provided, however, that (i) such investigations are conducted during the business hours of the Company, as the case may be, (ii) are conducted in such a way as shall not disturb the normal running of the Business, or inhibit the normal activities of the


-----------------------------------------------------------------------------

                         Company, and (iii) a first notice of three (3) Business Days has been delivered by the Sellers to the Company. The Sellers undertake to keep confidential all information and documents which they may receive or consult in connection thereto.

               11.5.2 If the Sellers decide to contest the merits of a Notified Claim, the Sellers will notify MSI in writing of their reasons for doing so within 30 Business Days of receiving the Notified Claim. The Sellers will be deemed to have accepted the Notified Claim, if they do not respond to the Notified Claim within this time limit and the provisions of Clause
                         11.6 will be applicable.

                         If the Sellers have notified MSI within the time limit of their reasons for contesting the Notified Claim, the Parties shall meet each other within 15 Business Days following the response of the Sellers in accordance with the provisions contained in Clause
                         15.2. In the absence of an agreement with MSI within 30 Business Days following the date of this meeting, or in the absence of this meeting, the Sellers shall be deemed to have rejected the Notified Claim and either Party shall be free to initiate the arbitration proceedings set out in Clause 15.3.

               11.5.3 Where the Sellers, due to their position in relation to the Company, or for any other reason, are aware of a disclosed fact or event giving rise to a Notified
                         Claim under this Agreement, before the Buyers themselves are aware of such fact or event, they undertake to inform MSI immediately.

               11.5.4 In the event of a claim, audit notice, summons, or of any litigation matter which has or which could give rise to a Notified Claim under this Agreement (a "THIRD PARTY CLAIM"), the Sellers may notify MSI within the notice period provided in Clause 11.5.2 that they will defend the Company against such Third Party Claim but only if the Sellers accept full responsibility for the corresponding claim by the Buyers under this Agreement which arises out of the Third Party Claim subject to the Commercial Safeguard Discount (as defined below). In such circumstances, the Sellers shall have the right to defend the Company by appropriate proceedings and shall have the power to direct and control such defence provided that the conduct of such defence and any counter-claim is not in any way detrimental to the commercial interests of MSI. In such case, the Sellers may retain counsel of their choice, reasonably acceptable to MSI, to represent the Company and shall pay the fees and disbursements of such counsel with regard thereto. The Sellers shall ensure that MSI is provided with copies of all advice and correspondence with respect to the Third Party Claim sent and received between the Sellers and their chosen counsel at the same time as the relevant


-----------------------------------------------------------------------------
                         advice or correspondence is received by the Sellers or their chosen counsel. The Sellers shall not settle a claim or demand without the consent of MSI which consent shall not be unreasonably withheld. The conduct of the Third Party Claim and any settlement of a claim or demand by the Sellers shall take into account the commercial interests of MSI and the Company provided that the Sellers shall not be liable for Losses to the extent that the compensation agreed to be paid by the Sellers (subject to MSI's prior written consent) in respect of the Third Party Claim has been increased above the amount which would otherwise have been awarded by an independent expert and this increase can be reasonably attributed solely to the safeguarding of the future commercial interests of MSI and the Company (the "COMMERCIAL SAFEGUARD DISCOUNT"). The Parties undertake to discuss and agree in good faith the amount (if any) of the Commercial Safeguard Discount. If any supra-national, governmental or local authority requires the Company to pay a retainer or indemnity during the conduct of any Third Party Claim, the Agent shall ensure that the payment of the part of that indemnity or retainer corresponding to the proportion of Shares sold by the Allier Sellers and the Individual Sellers on Closing Date to the total number of Shares sold at that date is paid by the Bank pursuant to the Bank Guarantee and the balance of such retainer or indemnity shall be deducted from the Warranty Retention Payment, to the extent that the Bank retain sufficient funds for this purpose and the Warranty Retention Payment is superior to or equals that balance. To the extent that the funds so retained are insufficient, each of the Sellers shall individually immediately make good any shortfall of such indemnity or retainer, prorata its shareholding in the share capital of the Company at the Closing Date.

               11.5.5 In the event that the Sellers elect not to defend the Company against such Third Party Claim, then the Buyers shall conduct the defence, and that portion thereof as to which such defence is unsuccessful (and the reasonable costs and expenses pertaining to such defence) shall be the liability of the Sellers hereunder, subject to the limitations set forth in Clause 11 provided, however, that in any case (i) the Buyers shall allow the Sellers to make their observations on the conduct of the proceedings and the Buyers will ensure that these observations are taken into account by the Company in as far as such observations are reasonable and made in its interest,
                         (ii) the Buyers shall not settle a Third Party Claim without the consent of the Sellers, which consent shall not be unreasonably withheld or delayed.


-----------------------------------------------------------------------------

          11.6 PAYMENT  OF  CLAIMS

               Any Notified Claim accepted or deemed to have been accepted by the Sellers on a certain date under the terms of this Agreement shall imply that the amount so claimed is certain, in liquid form and due and payable from that date. Where this is not the case, and without prejudice to any legal disposition, an amount shall be deemed to be certain, in liquid form and due and payable under the present Agreement following (a) an agreement between the Parties on the Notified Claim, or (b) a settlement agreement in accordance with article 2044 of the Civil Code being concluded between the Parties, or (c) a final decision being rendered by a court or administrative body (with no further appeal available) in respect of the Notified Claim or (d) a final decision having been rendered by arbitrator(s) as envisaged by Clause 15.3 (such Notified Claim being referred to as being "FINALLY DETERMINED"). The Parties shall, immediately on the due date for payment of any Notified Claim accepted or deemed to have been accepted by the Sellers, authorise the Bank to pay the amount of such claim (which corresponds to the proportion of the number of Shares sold by the Sellers other than the Investors to the total number of Shares sold as at Closing Date) and the balance of such Claim shall be deducted from the Warranty Retention Payment, to the extent that such total amount cumulated with all other amounts already paid by the Bank and deducted from the Warranty Retention Payment do not exceed the Guarantee and Retention Cumulated Amount. If such payment is insufficient to meet such claim in full, the shortfall shall be paid according to sub-paragraph (iii) below and to the extent that the Earn-Out Payment is insufficient to meet the Finally Determined Notified Claim or has already been paid out to the Sellers, then subject always to Sub-Clause 11.3 (b), such shortfall shall immediately be paid by the Sellers.

               Any delay in payment (starting from the due date) by a Party of sums due under the present Agreement will result in such Party(ies) having to pay interest at the legal rate of interest (taux de l'interet legal) at the stipulated date.

               It is expressly provided that in the case when a legal decision subject of appeal or other judicial recourse (voie de recours) has been rendered against a Party or Parties for part of all of a Notified Claim, and when such Party or Parties have exercised their right of appeal or a judicial recourse and the final and binding decision has confirmed part or all of that Notified Claim, the sums to be paid under this Agreement so determined shall bear interest at the interest rate provided for in this Clause 11.6, from the date of the first judicial decision until the date of payment of such sums by the such party to the indemnified Party.

               It is agreed that the Buyers shall be entitled to receive payment of any indemnification due to them under this Clause 11 (other than indemnification in respect of matters which are excluded from the


-----------------------------------------------------------------------------

               Ceiling pursuant to Clause 11.3(b) and for which indemnification becomes due after the Due Date) solely:

               (i) by payments from the Bank made in accordance with the Bank Guarantee in proportion to the number of Shares sold by the Sellers other than the Investors as at Closing Date;

               (ii) by  deduction  from  the  Warranty  Retention  Payment  in accordance with Clause 3.6 in proportion to the number of Shares sold by the Investors as at Closing Date; and

              (iii) by  way  of  set  off  against  the  amount  of the Earn-Out
                    Payment which would otherwise have been paid to the Sellers pursuant to Clause 3.1.2.

               Any payment under this Agreement shall be considered as a reduction of the Purchase Price. The Buyers shall allocate any such payment amongst themselves at the time of payment.

          11.7 SUBSTITUTION/ASSIGNMENT

               11.7.1 Successors and assignees of the Allier Sellers and the Individual Sellers shall be held jointly and severally liable for the performance of the obligations of the Allier Sellers and the Individual Sellers under this Agreement.

               11.7.2 None of the Parties shall be entitled to assign its rights or obligations under this Agreement without the prior written consent of the other Party, except that the Buyers shall be entitled to assign all or part of its rights and obligations under this Agreement and any outstanding claims and litigation to an Affiliate or to any of the Buyers' lenders from time to time as security for their obligations to such lenders without, in each case, requiring prior written consent.

          11.8 Nothing in this Agreement or in the Disclosure Letter or otherwise shall qualify or limit the liability of the Sellers in relation to (i) those Warranties set out in Sub-Clauses 4.2.1,
               4.2.2 and 4.3.2.3 except for Sub-Clause 11.4.2 and/or (ii) any claim under this Agreement attributable to the fraud or wilful concealment (dol) on the part of any of the Sellers.

          11.9 Sub-Clauses 11.3 and 11.4 shall apply mutatis mutandis to the liabilities of the Buyers under this Agreement.

     12   SPECIFIC  INDEMNIFICATION

          12.1 The Sellers agree to indemnify and hold the Buyers harmless against all Losses arising out of or in connection with the invalidity, nullity, unenforceability, challenge to or requirement to remedy, ratify or rectify all or any of the BSPCE's including the payment of any Tax by the Company resulting from the foregoing or any payment or compensation by the Company or the Buyers to any of the holders of


-----------------------------------------------------------------------------
               the BSPCE's resulting from any of the foregoing (the "SPECIFIC INDEMNITY").

          12.2 The limitations in Clause 11.3 shall not apply to claims under Clause 12 and those claims may be brought under Clause 11 for up to two (2) years following the Closing Date without prejudice to Clause 11.4.1.

     13   RIGHT  OF  TERMINATION

          13.1 Each  Party  shall  be  entitled  to  terminate  this  Agreement
               (except as regards Clause 14 which shall survive such termination) without prior notice to the other Party if the information, documents and evidence to be delivered by the other Party in Clause 9 above are not delivered within ninety (90) days after the date of this Agreement.

          13.2 The provisions of this Clause are without prejudice to Clause 10.

     14   CONFIDENTIALITY

          14.1 The Sellers and the Buyers shall treat as confidential and not disclose the provisions of this Agreement and any agreement entered into pursuant to this Agreement. Prior to the Closing Date, the Buyers shall treat as confidential and not disclose or use information received or obtained in respect of the Sellers. From and after the Closing Date, the Buyers shall treat as confidential and not disclose or use information received or obtained in respect of the Sellers (other than the Company and other than in respect of the subject matter of this Agreement). From and after the Closing Date, the Sellers shall treat as confidential and not disclose or use information received or obtained in respect of the Buyers and the Company; provided, however, that the Sellers shall be permitted to use financial information regarding the Company to the extent required for normal financial reporting purposes.

          14.2 This Clause 14 shall not prohibit disclosure of any information if and to the extent:

               (i) the disclosure or use is required by law, any regulatory body or the rules and regulations of any recognised stock exchange;

               (ii) the  disclosure  or  use  is  required  to  vest  the  full benefit of this Agreement in the Sellers or the Buyer, as the case may be;

              (iii) the  disclosure  or  use  is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is reasonably necessary, desirable or required to be made to a taxation authority in connection with the taxation affairs of the disclosing party;

               (iv) the  disclosure  is  made  to  employees  or  professional advisers of the Sellers or the Buyer;


-----------------------------------------------------------------------------

               (v) the information becomes publicly available (other than by breach of this Agreement);

               (vi) the  other  Party  has  given  prior written approval to the disclosure or use; or

              (vii) the  information  is  independently developed after Closing;

             (viii) provided  that  prior  to  disclosure  or  use  of  any information pursuant to (i), (ii) or (iii) (except in the case of disclosure to a taxation authority), the Party concerned shall promptly notify the other party of such requirement with a view to providing the other party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

          14.3 It is expressly agreed that if this Agreement should be voided or terminated, Clause 16.5 shall remain in force for the purposes of this Clause 14.

     15   APPLICABLE  LAW/ARBITRATION

          15.1 This Agreement shall be construed and governed exclusively in accordance with French law.

          15.2 Any dispute which shall arise between the Parties from this Agreement shall be first submitted to an internal system for dispute resolution (ISDR). Such ISDR shall consist of Mr. Jean-Francois Allier, one member of the Individual Sellers and BANEXI and MSI who shall form the Dispute Committee. Should such Dispute Committee not be able to reach agreement within a reasonable period of time (such period not to exceed two months) then either Party may refer any dispute to arbitration according to Clause 15.3 below.

          15.3 Any dispute arising between the parties from this Agreement which cannot be settled by ISDR as stipulated in Clause 15.2 shall be finally settled either by a sole arbitrator or (if the Parties cannot agree on such sole arbitrator within a period of 1
               (one) month) by three arbitrators appointed by the Parties in accordance with the rules of arbitration of the International Chamber of Commerce.

               The non-prevailing Party in the arbitration shall pay the fees and expenses of the arbitrators and the costs of arbitration and the enforcement of any award rendered therein including the attorney's fees and expenses of the prevailing party.

               Such arbitration shall take place in Paris; the language of the arbitration shall be English.

     16   MISCELLANEOUS

          16.1 This  Agreement  can  only  be  changed  or  modified in writing.


-----------------------------------------------------------------------------

          16.2 A waiver by any Party of any of its rights under this Agreement must, in order to be valid, be made in writing.

          16.3 All Schedules to this Agreement form an integral part of the same.

          16.4 Should any provision of this Agreement is held to be illegal, invalid, unenforceable or void, in whole or in part, under enactment or rule of law, the Parties shall substitute such invalid provision by a valid provision which achieves as much as possible the purport, sense and economic purpose of the invalid provision.

               The remaining provisions of this Agreement shall not be affected by the nullity/invalidity of individual provisions and shall remain in full force and effect unless such invalid provision is of such essential importance to this Agreement that the Parties could not be reasonably expected to have concluded the Agreement without the invalid provision.

          16.5 Unless this Agreement provides otherwise, each Party shall bear its own fees, expenses and costs in connection with this Agreement and the transactions contemplated herein as well as any taxes required by law to be paid by such Party.

          16.6 Restructuring

               The restructuring (contributions, apport partiel d'actifs, mergers, splits and other transactions) which may involve the Buyers and/or the Company shall not affect the rights and undertakings of the Parties to this Agreement and, in particular, the Sellers' Warranties and the indemnification procedure under this Agreement shall remain applicable mutandis mutandis and unchanged.

          16.7 Non-competition

               Mr. Jean-Francois Allier, Mr Bruno Patissier, Alain Seube and each of the other Individual Sellers (except for those having an employment contract with the Company as at the Closing Date) individually undertakes to the Buyers and to any of their assignees to which the Agreement has been assigned in accordance with Clause 11.7.2 not to compete, directly or indirectly (including through any Affiliate of any of the Sellers) with the Business in the Territory for a period of two (2) years from the Closing Date provided that in respect of (i) Jean-Francois Allier, the period shall commence on the Closing Date and shall end on the later of (a) the third anniversary of the Closing Date or (b) two (2) years after he ceases to be actively engaged in the activities of the Company (the "JF RESTRICTED PERIOD") and
               (ii) Bruno Patissier and Alain Seube, the period shall commence on the Closing Date and shall end one year later (the "BP/AS RESTRICTED PERIOD"). To this end, each of these Sellers individually undertake to the Buyers and to any of their assignees to which the Agreement has been assigned in accordance with Clause 11.7.2 for a period of two (2) years from the Closing Date or in the case of Jean-Francois Allier on the one hand and Bruno Patissier and Alain Seube on the other hand


-----------------------------------------------------------------------------
               during respectively the JF Restricted Period and the BP Restricted Period:

               (ix) not  to  carry  out  or  undertake,  whether  directly  or indirectly, for their own account or for the account of third parties, any activity competing with the Business in the Territory in any manner whatsoever;

               (x) not to manage, advise or assist in any way, whether or not for consideration, any Entity carrying out a business competing with the Business in the Territory;

               (xi) not  to solicit any customers or clients of the Business who are or were customers or clients of the Business as at the Closing Date or in the twelve (12) months immediately preceding the Closing Date or in the case of Jean-Fran ois Allier only in the 12 months immediately his departure from the Company;

              (xii) not  to  acquire  any  interest in any Entity competing with the Business, except where such interest only constitutes a financial participation of less than 5% of the share capital and voting rights of an Entity the stock of which is traded on any recognised investment exchange; and

             (xiii) not  to  engage  in  any practice the purpose of which is to evade the provisions of this undertaking.

               Provided that in the case of Jean Desarnaud only, he shall be entitled to continue his activities as a shareholder and/or director of UPSI and SPSI subject to and in accordance with the terms and conditions of the Ancillary Agreements and provided further that in respect of Mesrs Patissier and Seube if there is any conflict between the provisions contained under this Clause or Clause 16.8 and their respective contracts of employment, the terms, conditions and provisions of this Clause and Clause 16.8 shall prevail.

          16.8 Non  solicitation

               Each of the Sellers shall not, directly or indirectly, for a period of three (3) years from the date of this Agreement and each of the Investors shall procure that their Affiliates shall not, for the same period, solicit for employment or hire any officer, director or employee when employed by the Company or do anything to influence or encourage any such person to leave his or her employment with the Company, unless such person resigned from the Company on or prior to the date of this Agreement provided that in the case of Jean-Fran ois Allier, this restriction shall apply during the JF Restricted Period.


-----------------------------------------------------------------------------

          16.9 No  joint  liability

               There shall be no joint liability between the Sellers for their undertakings provided in this Agreement, save as otherwise explicitly provided in the Agreement.

         16.10 Registration

               The Buyers shall be responsible for registration of this Agreement with the Tax authorities and all registration rights and stamp duties payable upon such registration.

         16.11 Lovells'  fees

               The fees of Lovells in connection with the negotiation, preparation and delivering of this Agreement and the transactions contemplated hereby (the "LOVELLS FEES") shall be paid as follows:

               16.11.1 Lovells Fees shall be capped at 180,000, exclusive of VAT, if any;

               16.11.2 Upon Closing, upon request of Lovells Clients made hereby under Article 1277 of the French Civil Code, the Buyers shall pay Lovells Fees on behalf of Lovells Clients in cash by wire transfer to an account designated by Lovells, by deducting Lovells Fees pro rata to the portion of the Closing Payment payable to Lovells Clients, and proceed to payment of the Sellers' contributions to Lovells Fees as set out in Clause 3.2 above;

               16.11.3 Each of the Sellers other than the Lovells' Clients hereby acknowledges to have benefited from Lovells' services in relation to this transaction. As a result, each of these Sellers agrees to reduce the portion of the Closing Payment it is entitled to receive by a portion of Lovells Fees to the extent that the final amount of Lovells Fees borne by each Sellers equals:

                        (xiv) For  Banexi  Ventures  II,  IRDI  and  SOCRI:

                              F  =  S  x  LF  x  1.196

                         (xv) For  each  of  the  Allier  Sellers and Individual
                              Sellers (except for Mr Jean-Fran ois Allier):

                              F  =  S  x  LF  x  0.81

                        (xvi) For  Mr  Jean-Francois  Allier:  F  =  S  x  LF  x
                              0.812107

                         where:

                         F is the amount of Lovells Fees (VAT included) ultimately borne by each Seller,

                         S is the shareholding of each Seller in the Company on the Closing Date,

                         LF  is  the  amount  of  Lovells'  Fees,  VAT included.


-----------------------------------------------------------------------------

     17   NOTICES

          17.1 Any demand, notice or other communication under this Agreement, whether required or permitted to be given hereunder, shall be given in writing by mail, courier, telefax or email and to the address stipulated in Clause 17.5 or such other address as the parties shall nominate from time to time to all other Parties hereto in accordance with the clause.

               Any such notice or communication must be in the English language.

          17.2 Every notice or communication given in accordance with this Clause shall be deemed to have been received as follows:

                      MEANS OF DISPATCH                 DEEMED RECEIVED
               Delivery by hand;                the day of delivery;

               Post:                            48 hours after posting; and

               Facsimile or other means of      on the date the senders machine
               visible electronic reproduction  issues a transmission report in respect of the notice or
                                                communication provided that in
                                                case of electronic messages a
                                                notification of receipt by the
                                                receiving party's machine is
                                                requested and received

          17.3 The Allier Sellers and the Individual Sellers acknowledge that it may be necessary for the implementation of this Agreement that they express one single opinion in respect of all notices and communications under this Agreement. In the common interest of all the Parties, the Allier Sellers and the Individual Sellers irrevocably appoint the Agent and the Agent accepts such appointment, as the Allier Sellers and the Individual Sellers' sole representative in order to act on their behalf (mandataire) for the purpose of implementing this Agreement. Any notice or communication sent by the Agent shall be deemed to be made and effected on behalf of all the Allier Sellers and all the Individual Sellers and any notice or communication sent to the Agent shall be deemed to be sent to all the Allier Sellers and all the Individual Sellers simultaneously. No Allier Seller or Individual Seller shall be entitled to rely on a removal of the Agent or on cessation has been notified by registered letter with acknowledgment of receipt to the Buyers in accordance with Clause 17.2.

          17.4 The Sellers agree that Jean-Fran ois Allier, in his capacity as agent of the Allier Sellers and Individual Sellers, BANEXI, SOCRI and IRDI will comply with the principles set forth in
               Schedule 8 in the event any action is required after the Closing Date for the implementation of this Agreement.

               17.5 The  address  for  notice  under  this  Agreement  for  each party is as follows:


-----------------------------------------------------------------------------

               Allier Sellers and Individual Sellers represented by Jean-Francois Allier whose address for notice is mentioned at the beginning of this Agreement.

               Email:                                j.f.allier@humirel.com

               With  a  copy  to:                                   Lovells

                                             6, avenue Kleber - 75116 Paris

               BANEXI whose address for notice is mentioned at the beginning of this Agreement, for the attention of Philippe Mere

               Telefax:                                      +33(1)40149896

               With  a  copy  to:                                   Lovells

                                             6, avenue Kleber - 75116 Paris

               SOCRI whose address for notice is mentioned at the beginning of this Agreement, for the attention of Nicolas Charleux

               Telefax:                                      +33(5)34417419

               With a copy to:                                      Lovells

                                             6, avenue Kleber - 75116 Paris

               IRDI whose address for notice is mentioned at the beginning of this Agreement, for the attention of Nicolas Charleux

               Telefax:                                      +33(5)34417419

               With a copy to:                                      Lovells

                                             6, avenue Kleber - 75116 Paris

               Buyers:          MEASUREMENT SPECIALITIES, INC
               -------
                                10 Washington Ave, Fairfield, NJ
                                07004-3877, USA,

                                FAO Frank Guidone

                                Telefax: 00-1-973-808-1787

               with copies to:  Hammonds Hausmann
                                4 Avenue Velasquez
                                Paris 75008
                                France
                                FAO Tony Reed
                                Telefax 00-33-153837401
                                McCarter & English, LLP
                                Four Gateway Center
                                100 Mulberry Street
                                P.O. Box 652
                                Newark, NJ 07101-0652


-----------------------------------------------------------------------------
                                                                              59

                                FAO/ Kenneth E. Thompson, Esq.
                                Telefax: 00-1-973-624-7070

     18   NUMBER  OF  COPIES

          This Agreement is executed in SIX (6) copies, each of which will be deemed to be an original.




     SIGNED  IN  PARIS  ON   DECEMBER  2004


     [Signature  page  to  follow]


-----------------------------------------------------------------------------

[Signature  page]


--------------------------------------------------------------------------------
JEAN-FRANCOIS ALLIER                     DANIEL ALLIER


--------------------------------------------------------------------------------
GENEVIEVE ALLIER                         SERGE ALLIER


--------------------------------------------------------------------------------
THIERRY ALLIER                           PIERRE ALLIER


--------------------------------------------------------------------------------
EMMANUEL ALLIER                          GENEVIEVE DRILLON-ALLIER


--------------------------------------------------------------------------------
JACQUES MASSELIN                         BRIGITTE MASSELIN


--------------------------------------------------------------------------------
MARIE-ANNE DENOYELLE                     LIONEL ALLIER


--------------------------------------------------------------------------------
GUILLAUME ALLIER                         JEAN DESARNAUD


--------------------------------------------------------------------------------
ALAIN PACQUEMENT                         BRUNO PATISSIER


--------------------------------------------------------------------------------
JACQUES BLONDEAU                         ALAIN SEUBE


--------------------------------------------------------------------------------
CECILE BLONDEAU                          PAUL MANIGOT


--------------------------------------------------------------------------------
LAURENT BERTHEZENE                       MONIQUE ASCHIERI


-----------------------------------------------------------------------------

--------------------------------------------------------------------------------
JEAN-FRANCOIS DELRIEU                    ROMUALD GALLORINI


--------------------------------------------------------------------------------
JOSIANE FULOP                            KARIM BEN DHIA


--------------------------------------------------------------------------------
MICHEL MAITRET                           ROBERT ASCHIERI


--------------------------------------------------------------------------------
Signed by            on behalf of        Signed by              on behalf of
FCPR BANEXI VENTURES 2                   SUD OUEST CAPITAL RISQUE INNOVATION


--------------------------------------------------------------------------------
Signed by            on behalf of
L'INSTITUT REGIONAL DE DEVELOPPEMENT
INDUSTRIEL DE MIDI-PYRENEES


--------------------------------------------------------------------------------
Signed by Frank Guidone on behalf of     Signed by Frank Guidone on behalf
MEASUREMENT SPECIALITIES, INC            of ENTRAN SA



-----------------------------------------------------------------------------

                                   SCHEDULE A

                   ALLOCATION OF THE SHARES AMONG THE SELLERS

                 ----------------------------------------------
                 N              SHAREHOLDER            SHARES
                 ----------------------------------------------
                 002    DESARNAUD        JEAN           534 600
                 001    ALLIER           J.FRANCOIS   2 351 700
                 003    ALLIER           DANIEL         165 500
                 011    PACQUEMENT       ALAIN           59 400
                 004    ALLIER           GENEVIEVE       34 700
                 005    PATISSIER        BRUNO          407 000
                 006    ALLIER           SERGE          317 000
                 007    ALLIER           THIERRY        299 000
                 008    BLONDEAU         JACQUES         34 700
                 009    BLONDEAU         CECILE         120 800
                 012    MASSELIN         JACQUES         49 550
                 013    MASSELIN         BRIGITTE       113 550
                 010    ALLIER           PIERRE         223 550
                 016    BANEXI VENTURES  C/RISQUE     3 375 180
                 018    SEUBE            ALAIN          192 000
                 020    ASCHIERI         ROBERT          26 500
                 021    ASCHIERI         MONIQUE         23 500
                 022    DRILLON-ALLIER   GENEVIEVE       19 500
                 023    MANIGOT          PAUL            10 000
                 024    ALLIER           EMMANUEL        71 500
                 025    IRDI             C/RISQUE 2   1 226 560
                 026    SOCRI            C/RISQUE 2     735 940
                 028    DENOYELLE        MARIE ANNE      67 000
                 029    ALLIER           LIONEL         156 250
                 030    ALLIER           GUILLAUME      156 250
                 S      BERTHEZENE       LAURENT         26 000
                 S      DELRIEU          J.FRANCOIS      13 000
                 S      GALLORINI        ROMUALD         15 600
                 S      FULOP            JOSIANE         22 170
                 S      BENDHIA          KARIM           17 000
                 S      MAITRET          MICHEL           5 000

                 ----------------------------------------------
                 TOTAL                               10 870 000
                 ----------------------------------------------


-----------------------------------------------------------------------------

                                   SCHEDULE 1

                                COMPANY'S BUDGET




-----------------------------------------------------------------------------

                                   SCHEDULE 2

                                  2005 ACCOUNTS

1) Within 20 Business Days after December 31, 2005, the Buyers shall prepare a draft of the 2005 Accounts specifying the 2004 EBITDA, the 2005 EBITDA, the 2005 Revenues and the 2005 Gross Margin and submit for approval to the Sellers.

2)   The  2005  Accounts  shall  be  prepared:

          (a) prepared on the same basis and in accordance with the same accounting principles and policies and the same rates of depreciation as have been applied in the Accounts;

          (b)

               here any  element  of  the  Cost  of  Goods  Sold  and  the  2005
                    Revenues is generated in US dollars, it will be converted into euros for the purpose of this Agreement on the basis of the following rate: 1 Euro = USD1.23;

          (c) subject to the preceding provisions of this paragraph 2 of this Schedule, in accordance with French GAAP as December 31, 2005.

3) Within 20 Business Days of the receipt by the Sellers of the draft 2005 Accounts, the Sellers shall inform the Buyers in writing whether it accepts the draft 2005 Accounts, and, if not, [the Sellers] shall specify in writing the amount and nature of any item which it does not accept.

4) If the Sellers confirm in writing that they accepts the draft 2005 Accounts, or if it fails to inform the Buyers within 20 Business Days of receipt that it does not accept the draft 2005 Accounts, such draft shall be the 2005 Accounts for the purposes of this Schedule.

5) If the Sellers inform the Buyer, in accordance with paragraph 3, that they do not accept the draft 2005 Accounts, the Sellers and the Buyers shall hold discussions in good faith with a view to agreeing the 2005 Accounts. If such agreement is reached and is confirmed in writing by the Parties, it shall be final and binding on the Parties.

6) Any dispute about the draft 2005 Accounts which remains unresolved 30 Business Days after receipt by the Sellers of the draft Closing Accounts shall, at the request of either the Sellers on the one hand or the Buyers on the other hand, be referred for final determination to an independent firm of chartered accountants nominated jointly by the Sellers and the Buyers or, failing such nomination within 10 Business Days after a request by either the Buyers or the Seller, such firm shall be nominated at the request of either the Sellers or the Buyers by the President for the time being of Tribunal de Commerce de Paris. Such independent firm shall act as experts and not as arbitrators and (in the absence of manifest error) its decisions (both as to the manner in which its


-----------------------------------------------------------------------------
     determination is to be made and as to the subject matter of its determination) shall be final and binding on the Parties.

7) All costs incurred by the Buyers in reviewing and agreeing the 2005 Accounts shall be borne by the Buyers and all such costs incurred by the Sellers shall be borne by the Sellers. The fees of such independent firm appointed pursuant to paragraph 5 of this Schedule shall be payable by the Buyers and the Sellers in such proportions as such independent firm determines (or failing such determination equally by the Sellers on the one hand and the Buyers on the other hand).

8) Each Party will co-operate fully with the other and, if applicable, with the independent firm appointed under paragraph 5 of this Schedule (including giving all reasonable access to records, information, and to personnel) with a view to enabling the draft 2005 Accounts to be prepared and subsequently discussed and, if applicable, with a view to enabling any such independent firm to make any determination required by paragraph 5.


-----------------------------------------------------------------------------

                                   SCHEDULE 3

                   ALLOCATION OF THE SHARES BETWEEN THE BUYERS

MSI shall acquire that number of Shares as is equal to the value of the Consideration Shares and Entran SA shall receive the remainder of the Shares.




-----------------------------------------------------------------------------

                                   SCHEDULE 4

   ALLOCATION OF THE CONSIDERATION SHARES BETWEEN MESSRS. JEAN-FRANCOIS ALLIER,
                         BRUNO PATISSIER AND ALAIN SEUBE

The  Consideration  Shares  shall  be  allocated  between  Messrs. Jean-Francois
Allier,  Bruno  Patissier  and  Alain  Seube  as  follows:

- Mr. Jean-Francois Allier: 87.5% of the Consideration Shares rounded to the nearest round number,

- Mr. Bruno Patissier: 10% of the Consideration Shares rounded to the nearest round number,

- Mr. Alain Seube: 2.5% of the Consideration Shares rounded to the nearest round number.




-----------------------------------------------------------------------------

                                   SCHEDULE 5

PRINCIPLE OF ACTIONS IN THE IMPLEMENTATION OF THE AGREEMENT BY THE SELLERS AFTER
                                THE CLOSING DATE

1 Each of the Allier Sellers and Individual Sellers other than Jean-Francois Allier hereby irrevocably agrees:

     1.1 that the Agent shall be entitled to defend, compromise or settle any claim brought against the Allier Sellers or the Individual Sellers or any of them hereunder as it sees fit in its absolute discretion, but shall be under no obligation to take any specific action other than those listed in paragraph (3) below;

     1.2 to contribute (pro-rata to its entitlement to the Purchase Price) on first written demand of the Agent to any and all out of pocket expenses, costs or disbursements reasonably incurred by the Agent in connection with its appointment (within the limits set out below);

     1.3 to appoint and instruct legal advisers to advise and represent the Agent in any legal and/or administrative proceedings brought against the Sellers or any of them;

     1.4 jointly and severally with each other Allier Seller and Individual Seller to indemnify and hold harmless the Agent upon first written demand from and against any Losses incurred or suffered by the Agent in connection with its appointment (save for any such Losses which arise from conduct qualified as faute lourde or dol on the part of the Agent);

          1.5 to inform immediately the Agent of any change in his address.

2 The liability of the Agent under this mandate shall only be sought by the Allier Sellers or the Individual Sellers or the Buyer in the event of faute lourde or dol by the Agent. The Agent shall not be liable in any other circumstances. In particular, the Agent shall not be liable for any step taken on the instructions of all or part of the Sellers.

     The Agent shall be entitled to rely on any document the Agent will consider in good faith as authentic or signed by the authorised person and on any communication the Agent would believe in good faith to be made by an authorised person. The Agent will not be required to make any verification in order to assess the authenticity or the accuracy of the documents transmitted to the Agent under this mandate. The Agent will be entitled to rely on the recommendations and opinions of its counsel.

3 Where any action from all the Sellers is required after the Closing Date in the implementation of this Agreement, the Agent, Banexi, SOCRI and IRDI hereby agrees to follow the instructions of the Sellers whose aggregate shareholding in the Company as at Closing Date exceeds 50%.


-----------------------------------------------------------------------------